UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12.

PRAXAIR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

39 Old Ridgebury Road

Danbury, Connecticut 06810-5113

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 2012

Dear Praxair Shareholder:

The Annual Meeting of Shareholders of Praxair, Inc. will be held at 11:00 a.m. on Tuesday, April 24, 2012 in the Ballroom of The Ritz-Carlton, Westchester Hotel, Three Renaissance Square, White Plains, New York, for the following purposes:

1.	To elect eleven directors to the Board of Directors.

2.	To approve amendments to Praxair’s Restated Certificate of Incorporation to permit holders of 25% or more of our outstanding common stock to call special meetings of shareholders.

3.	To provide an advisory vote on Named Executive Officer Compensation.

4.	To vote upon a shareholder proposal regarding electioneering policies and contributions.

5.	To ratify the appointment of the independent auditor.

6.	To conduct such other business as may properly come before the meeting.

Only holders of Common Stock of Praxair, Inc. of record at the close of business on March 1, 2012 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

It is important that your shares be represented and voted at the meeting. You may vote your shares by means of a proxy form as described in the accompanying Proxy Statement. The giving of such proxy does not affect your right to vote in person if you attend the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTION. Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. We urge you to complete and submit your proxy electronically or by telephone (if those options are available to you) as a means of reducing Praxair’s expenses related to the meeting.

Please be aware that if you own shares in a brokerage account, you must instruct your broker on how to vote your shares. Without your instructions, New York Stock Exchange rules do not allow your broker to vote your shares on any of the proposals except the ratification of the appointment of the independent auditor. Please exercise your right as a shareholder to vote on all proposals, including the election of directors, by instructing your broker by proxy.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES T. BREEDLOVE,
Senior Vice President, General Counsel & Secretary

March 14, 2012

PROXY STATEMENT

i

39 Old Ridgebury Road

Danbury, Connecticut 06810-5113

PROXY STATEMENT

Annual Meeting of Shareholders

Tuesday, April 24. 2012

This Proxy Statement is furnished to shareholders of Praxair, Inc. (“Praxair” or the “Company”) in connection with the solicitation of proxies for the Annual Meeting of Shareholders to be held in the Ballroom of The Ritz-Carlton, Westchester Hotel, Three Renaissance Square, White Plains, New York on April 24, 2012, at 11:00 a.m. or any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and a form of proxy are first being sent to shareholders on or about March 14, 2012. Proxies are being solicited on behalf of the Board of Directors of Praxair.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Item 1:	Election of Directors

Eleven directors will be elected to serve until the 2013 annual meeting of shareholders, and until their successors are elected and qualify. The Board recommends that Stephen F. Angel, Oscar Bernardes, Bret K. Clayton, Nance K. Dicciani, Edward G. Galante, Claire W. Gargalli, Ira D. Hall, Raymond W. LeBoeuf, Larry D. McVay, Wayne T. Smith, and Robert L. Wood, each be elected to serve for a one-year term, until the 2013 annual meeting of shareholders, and until their successors are elected and qualify. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Qualifications and biographical data for each of these nominees is presented beginning on page 28 of this Proxy Statement under the caption “The Board of Directors.” If one or more of the nominees becomes unavailable for election or service as a director, the proxy holders will vote your shares for one or more substitutes designated by the Board of Directors, or the size of the Board of Directors will be reduced.

To be elected, a nominee must receive a majority of the votes cast at the Annual Meeting in person or by proxy by the shareholders entitled to vote (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). See the vote counting rules on page 10 of this Proxy Statement.

Item 2.	Approval of Amendments to our Restated Certificate of Incorporation to Permit Holders of 25% of our Outstanding Shares of Common Stock to Call Special Meetings of Shareholders

Article VI, Section A of the Company’s Restated Certificate of Incorporation currently provides that only the Board of Directors may call a special meeting of shareholders. Upon the recommendation of the Governance & Nominating Committee, the Board has determined that it is consistent with best corporate governance practices and in the best interests of our shareholders to amend our Restated

Certificate of Incorporation and our by-laws to permit holders of 25% or more of our outstanding shares of common stock to call special meetings of shareholders, as described below.

Proposed Amendments to the Company’s Restated Certificate of Incorporation

The Board has unanimously approved, and recommends that the shareholders approve, the amendment and restatement of our current Restated Certificate of Incorporation to:

(1)	Revise Article VI, Section A to permit holders of record of 25% of the voting power of all outstanding shares of common stock of Praxair that have owned such shares continuously for a period of at least one year to require the Corporate Secretary to call a special meeting of shareholders, to the extent required by the Company’s by-laws (which also would be amended and restated, as described below). The 25% voting power standard will be calculated and determined in accordance with the by-law amendments described below.

(2)	Revise the “advance notice” sections of the Restated Certificate of Incorporation (Article V, Section D and Article VI, Section B), which currently require certain information to be provided by shareholders seeking to raise matters at annual and special meetings. The proposed amendments would require shareholder proponents to provide certain additional information regarding any hedging, derivative or similar arrangements entered into by or for the benefit of the shareholder proponent with respect to Praxair or any of its subsidiaries or any of their respective securities, debt instruments, or credit ratings, the effect or intent of which is to give rise to gain or loss resulting from changes in the trading price of such securities or debt instruments or changes in the credit ratings of the Company or its subsidiaries or any of their respective securities or debt instruments, or to increase or decrease the voting power of the shareholder proponent. The purpose of this amendment is to enable the Company and other shareholders to assess the extent of the true economic ownership of the Company’s securities of the shareholder proponents, particularly in the context of a special meeting request.

(3)	Make certain minor revisions that are consistent with the foregoing proposed amendments or revise certain minor provisions that are no longer needed or appropriate in the Restated Certificate of Incorporation.

A copy of the relevant portions of the Company’s Restated Certificate of Incorporation, which shows the changes that would result from the proposed amendments, is attached to this Proxy Statement as Appendix 1, with deletions indicated by strikeouts and additions indicated by underlining.

Related Amendments to the Company’s By-laws

In order to effectuate the proposed amendments to the Restated Certificate of Incorporation described above, the Board has approved amendments to our by-laws. Shareholders are not being requested to vote upon such by-law amendments, as the Board may amend the by-laws without shareholder approval. The by-law amendments approved by the Board are, however, conditioned upon, and would only take effect concurrently with, the effectiveness of the proposed amendments to the Restated Certificate of Incorporation described above, which require shareholder approval.

The by-law amendments would establish the procedures by which shareholders may require the Corporate Secretary to call a special meeting and include the following material terms and conditions:

•

Subject to the other requirements described below, the Corporate Secretary must call a special meeting upon receiving a valid request from record holders of at least 25% of the voting power of all outstanding shares of common stock that have owned such shares continuously for a period of at least one year.

•

The request for a special meeting must include certain information and undertakings, including the information that would be required by the advance notice requirements of the Company’s Restated Certificate of Incorporation, modified as described above.

•	The only business that may be raised at the special meeting shall be that specified in the request, unless the Company determines to include additional matters.

•	The meeting must be held within 90 days of the receipt of the request.

•	The Company would not be required to hold the special meeting if (among other things):

¡	the request relates to an item of business that is not a proper subject for shareholder action under applicable law;

¡	the request is received during the period commencing 90 calendar days prior to the first anniversary of the immediately preceding annual meeting and ending on the date of the next annual meeting;

¡	an identical or substantially similar item was presented at any shareholder meeting within the previous 120 calendar days;

¡

an identical or substantially similar item of business is included in the Company’s notice as an item of business to be brought at a shareholder meeting that has been called but not yet held, or that is called for on a date within 90 calendar days after the receipt of the request; or

¡	the special meeting request was made in a manner that involved a violation of Section 14A under the Securities Exchange Act of 1934 or other applicable law.

A copy of the relevant portions of our by-laws that include the amendments that would take effect upon approval by shareholders of the amendments to our Restated Certificate of Incorporation described in this Item 2 is attached to this Proxy Statement as Appendix 2, with deletions indicated by strikeouts and additions indicated by underlining.

Approval of the amendments to our Restated Certificate of Incorporation proposed under this Item 2 requires the affirmative vote of at least a majority of the voting power of all outstanding shares of Common Stock. If the amendments to our Restated Certificate of Incorporation are approved, then they will become effective upon filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing would be made promptly after this Annual Meeting. If this Item 2 is not approved, neither the proposed amendments to our Restated Certificate of Incorporation nor the related amendments to our by-laws will take effect.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION TO PERMIT HOLDERS OF 25% OF OUR OUTSTANDING SHARES OF COMMON STOCK TO CALL A SPECIAL MEETING OF SHAREHOLDERS.

Item 3:	Advisory Vote on Named Executive Officer Compensation

This item is a non-binding, advisory shareholder vote on the compensation of Praxair’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other executive officers who had the highest total compensation for 2011, as set forth in the “Summary Compensation Table” of this Proxy Statement (these five executive officers are collectively referred to as the “Named Executive Officers” or the “NEOs”). This advisory vote, commonly known as “say-on-pay,” gives the Company’s shareholders an opportunity to express their views on the overall compensation of the NEOs and the Company’s related compensation philosophy, policies and practices. At the 2011 annual meeting 96% of the votes cast were in favor of this proposal. Unless the Board determines otherwise, this advisory vote will be held annually and, therefore, you are asked to vote upon the following proposal that will be presented at the 2012 Annual Meeting:

“RESOLVED, that the shareholders of Praxair, Inc. (the “Company”) approve, on an advisory and non-binding basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2012 Annual Meeting of Shareholders, including the compensation tables, the Compensation Discussion and Analysis and any related narrative disclosures.”

This proposal is not intended to address any specific NEO compensation item or issue. However, the Board of Directors and its Compensation & Management Development Committee (the “Compensation Committee”) value shareholders’ opinions on this matter and, if there is any significant vote against this proposal, will seek to understand why such a vote was cast, and will consider shareholders’ concerns in evaluating whether any actions are appropriate to address those concerns.

The Board recommends that you approve this proposal because the Company’s executive compensation program focuses on motivating performance to effectively build shareholder value. The Board believes that the executive compensation program was instrumental in driving the Company’s strong business results over the past few years and the related strong total shareholder return (“TSR”) which increased by 15% in 2011 and by nearly 100% from 2007-2011. TSR is discussed in more detail on page 34 in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement.

The Compensation Committee has established the following objectives for Praxair’s executive compensation program:

•	attract and retain executive talent;

•	motivate executives to deliver strong business results in line with shareholder expectations;

•	build and support a performance-driven culture; and

•	encourage executives to own stock, aligning their interests with those of shareholders.

Best practices utilized to support the Company’s executive compensation objectives include:

•	total compensation set at competitive market levels;

•	a substantial portion of total compensation closely linked with performance:

•	annual variable compensation awards based principally upon performance against objective, pre-established goals, and

•	equity grants consisting of performance share units and stock options, focused on longer term shareholder value creation;

•	substantial stock ownership requirements for officers;

•	a clawback (“recapture”) policy;

•	a policy against hedging related to Company stock held by officers;

•	limited perquisites and personal benefits, with no payments of “tax gross-ups” unless available to employees generally, and;

•

double trigger change-in-control severance agreements with payouts of 2 times salary plus target variable compensation and which do not include “tax gross-ups” (for agreements first effective on or after January 1, 2010).

You are urged to read the CD&A section of this Proxy Statement for additional information about the Company’s executive compensation program.

In order for this proposal to be approved on an advisory and non-binding basis, a majority of the shares present in person or by proxy and entitled to vote on this matter must be voted FOR approval. See the vote counting rules on page 10 of this Proxy Statement.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY AND NON-BINDING BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

Item 4:	Shareholder Proposal Regarding Electioneering Policies and Contributions

NorthStar Asset Management Funded Pension Plan, located at P.O. Box 301840, Boston, Massachusetts 02130 (”NorthStar”) has submitted the shareholder proposal and supporting statement below, and the proposal will be voted on if it is properly presented at the Annual Meeting. NorthStar has advised the Company that, as of November 16, 2011, it beneficially owned 84 shares of the Company’s common stock. The Board’s statement in opposition to this proposal is immediately after the proposal.

The text of the proposal and supporting statement is as follows:

Say on Political Contributions

Whereas, the Supreme Court ruling in Citizens United v. Federal Election Commission interpreted the First Amendment right of freedom of speech to include certain corporate political expenditures involving “electioneering communications,” striking down elements of the previously well-established McCain-Feingold law, and resulting in greater public and shareholder concern about corporate political spending;

Whereas, proponents believe Praxair, Inc. should establish policies that minimize risk to the firm’s reputation and brand through possible future missteps in corporate political contributions;

Whereas, in July 2010 Target Corporation donated $150,000 to the political group Minnesota Forward, which was followed by a major national controversy with demonstrations, petitions, threatened boycotts and considerable negative publicity;

Whereas, Praxair’s website states that “Praxair’s greenhouse gases targets and 2010 results emphasize the value that we bring to customer carbon productivity, as well as our focus on our own operational environmental excellence.”1 Yet since 2009, Praxair’s Political Action Committee (PXPAC) designated more than 30% of its contributions to politicians voting against the American Clean Energy and Security Act of 2009 (H.R. 2454) and voting to deregulate greenhouse gases (H.R. 910).

Whereas, Praxair has a firm nondiscrimination policy which states that “Praxair prohibits discrimination against any applicant or employee on the basis of race, color, religion, sex, national origin, age, disability, veterans status, pregnancy, sexual orientation, or any other reason prohibited by applicable law.”2 Yet since 2009, PXPAC designated more than 35% of its contributions to politicians voting against hate crimes legislation, against the repeal of Don’t Ask Don’t Tell, and/or sponsoring the Federal Marriage Amendment Act, which would eliminate same sex marriage across the nation.

Resolved:    Shareholders recommend that the Board of Directors adopt a policy under which the proxy statement for each annual meeting will contain a proposal describing:

☐	the Company’s and PXPAC policies on electioneering and political contributions and communications,

☐	any specific expenditures for these electioneering and political contributions and communications known to be anticipated during the forthcoming fiscal year,

☐	the total amount of anticipated electioneering and political contributions and communications expenditures,

☐	a list of specific electioneering and political contributions and communications expenditures made in the prior fiscal year;

☐	management’s analysis of the congruency with company values and policies of those political and electioneering policies, and of resultant expenditures for the prior year and the forthcoming year;

☐	and providing an advisory shareholder vote on those policies and future plans.

Supporting Statement:    Proponents recommend that the annual proposal contain management’s analysis of risks to our company’s brand, reputation, or shareholder value. “Expenditures for electioneering communications” means spending directly, or through a third party, at any time during the year, on printed, internet or broadcast communications, which are reasonably susceptible to interpretation as in support of or opposition to a specific candidate.

THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

Praxair participates in the U.S. political process solely to ensure that its interests as a leading industrial company, and as a large employer, are appropriately represented. Praxair’s political participation activities are conducted in a legal and transparent manner and in accordance with rigorous policies and practices, as described below. Praxair has not engaged, and does not anticipate that it will engage, in “electioneering communications” as described in NorthStar’s proposal. We believe that our existing policies and practices address the concerns raised by NorthStar’s proposal and that adoption of the proposal is not warranted.

The Board has adopted a broad policy with respect to Praxair’s political activities which is publicly available on our website at www.praxair.com under “Corporate Responsibility> Governance > Political Contributions & Advocacy.” The Governance & Nominating Committee of the Board has oversight responsibility for Praxair’s legislative affairs and political action committee activities, and the Board requires a report on these matters at least annually. Our website also describes other policies and practices that Praxair follows, including a detailed oversight and review process of all political expenditures, to ensure that our political contributions and advocacy expenditures are made in a legal, ethical, and transparent manner.

Political contributions may be made by the PraxairPAC, a political action committee registered with the Federal Election Commission (“FEC”). The PraxairPAC is funded through voluntary employee contributions; corporate funds are not contributed to PraxairPAC. All contributions by PraxairPAC are reported to the FEC and the Company provides a link to these reports on its website noted above. PraxairPAC funds may be used to support candidates at the federal, state and local levels; however, PraxairPAC is nonpartisan and generally does not contribute to presidential candidates, national political parties, or trade and industry associations.

Apart from PAC funds, Federal election laws and the laws of many states prohibit candidates from receiving direct corporate campaign contributions. Under federal law, Praxair may not contribute corporate funds or make in-kind contributions to candidates for federal office or to national party committees, and no employee or agent may approve such contributions on the Company's behalf. As a general rule, Praxair and its affiliates do not make corporate contributions to state or local political parties or candidates for public office, or to organizations organized under Section 527 of the Internal Revenue Code, even where permitted by applicable law. If there are any modest, permissible state or local corporate contributions in any year, the Company discloses these on its website (such contributions were $3,100 and $200 for 2010 and 2011, respectively). Praxair is also member of several industry groups that may participate in political activity on behalf of different economic sectors. As a general practice, Praxair does not earmark any funds over and above regular dues payments to any particular political initiative or advocacy advertisement.

The proposed shareholder advisory vote that is part of NorthStar’s proposal is not an effective mechanism for conveying shareholder opinions on our political expenditure policies or practices, and would not provide our Board with a clear indication of the meaning of the vote or useful feedback. Shareholders already have an effective mechanism for expressing their views about our political activities or other matters. As discussed below under “Corporate Governance and Board Practices—Communications with the Board,” we have provided a mechanism for our shareholders and other interested parties to communicate directly with the Board of Directors. Direct communication allows our shareholders to articulate specific questions or concerns to the Board. An advisory vote does not provide that communication.

In sum, the sole purpose of Praxair’s participation in the political process is to have its business interests appropriately represented. Such participation is conducted in a legal and transparent manner in compliance with all laws and in accordance with Praxair’s policies and practices described above. As such, we do not believe that the disclosures and annual shareholder vote called for in the NorthStar proposal would provide any more meaningful information than our shareholders already have or provide to the Board useful feedback from shareholders on their views on our practices.

FOR THE FOREGOING REASONS, THE BOARD RECOMMENDS THAT YOU

VOTE “AGAINST” THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

In order for this proposal to be adopted by the shareholders, at least a majority of the votes cast at the Annual Meeting in person or by proxy by the shareholders entitled to vote on the matter must be voted in its favor. See the vote counting rules on pages 10-11 of this Proxy Statement.

Item 5:	Proposal to Ratify the Appointment of the Independent Auditor

Under New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) rules, selection of the Company’s independent auditor is the direct responsibility of the Audit Committee. The Board has determined, however, to seek shareholder ratification of that selection as a good practice in order to provide shareholders an avenue to express their views on this important matter. If shareholders fail to ratify the selection, the Audit Committee may reconsider the appointment. Even if the current selection is ratified by shareholders, the Audit Committee reserves the right to appoint a different independent auditor at any time during the year if the Audit Committee determines that such change would be in the best interests of the Company and its shareholders.

Information concerning the independent auditor may be found under the caption “The Independent Auditor.”

In order for this proposal to be approved by the shareholders, a majority of the shares present in person or by proxy and entitled to vote on this matter must be voted FOR approval. See the vote counting rules on page 11 of this Proxy Statement.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS ITEM 5, THE PROPOSAL TO RATIFY THE AUDIT COMMITTEE’S SELECTION OF THE INDEPENDENT AUDITOR.

Item 6:	Other Business

Praxair knows of no other business that will be considered for action at the Annual Meeting. If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will have the discretion to vote your shares in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT AND

PROXY STATEMENT ON-LINE

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 24, 2012:

This Proxy Statement and the 2011 Form 10-K and Annual Report are now available for viewing and downloading on the Internet at:

2011 Form 10-K and Annual Report: www.praxair.com/annualreport.

2012 Notice of Meeting and Proxy Statement: www.praxair.com/proxy.

As allowed by SEC and NYSE rules, Praxair is sending to most shareholders by mail a notice informing them that they can access and download this 2012 Proxy Statement and the 2011 Form 10-K and Annual Report on the Internet at the websites noted above, rather than receiving printed copies. If you have received printed copies in the mail, rather than the notice of Internet availability, it is likely that this occurred because either: (1) you have specifically requested printed copies this year or previously, or (2) Praxair has voluntarily sent you printed copies.

If you are receiving printed copies, you can save Praxair future postage and printing expense by consenting to receive future annual reports, meeting notices, and proxy statements on-line on the Internet. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. This will help with Praxair’s overall sustainability efforts by reducing paper usage. You will be given the opportunity to consent to future Internet delivery when you vote your proxy. For some shareholders, this option is only available if they vote by Internet. If you are not given an opportunity to consent to Internet delivery when you vote your proxy, contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of that option for you.

If you consent, your account will be so noted and, when Praxair’s 2012 Form 10-K and Annual Report, meeting notice, and the proxy statement for the 2013 annual meeting of shareholders become available, you will be notified on how to access them on the Internet. Any prior consent you have given will remain in effect until specifically revoked by you in the manner specified by the bank or broker that manages your account. If you do consent to receive your Praxair materials via the Internet, you can still request paper copies by contacting the bank or broker that manages your account or, if you are a shareholder of record, you may contact the Company through its stock transfer agent, Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07106. Registrar and Transfer Company can also be reached by telephone at (800) 368-5948 or via e-mail at info@rtco.com.

SHAREHOLDERS SHARING AN ADDRESS

If you share an address with another shareholder, you may receive only one notice of Internet availability, or one set of printed proxy materials (including this Proxy Statement and the 2011 Form 10-K and Annual Report to shareholders) unless you have provided contrary instructions. If you wish to receive a separate notice of Internet availability or set of proxy materials now or in the future, you may contact the bank or broker that manages your account or, if you are a shareholder of record, you may contact us at the address cited above. Similarly, if you share an address with another shareholder and have received multiple copies of the notice of Internet availability or proxy materials, you may contact the bank or broker that manages your account or, if you are a shareholder of record, you may contact us at the above address to request delivery of only a single copy of these materials to your household.

PROXY AND VOTING PROCEDURES

Who are the Shareholders Entitled to Vote at this Meeting?

Common Stock shareholders of record at the close of business on March 1, 2012 will be entitled to vote at the Annual Meeting. As of that date, a total of             shares of Praxair’s Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.

How do I Submit My Vote by Means of a Proxy?

Your vote is important. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card or voting instruction card, as described below.

1.	Vote on the Internet. If you have Internet access, you may access the Proxy Statement and 2011 Form 10-K and Annual Report and submit your proxy or voting instructions by following the instructions provided in the notice of Internet availability, or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

2.	Vote by telephone. You can also vote by telephone by following the instructions provided on the Internet voting site, or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

3.	Vote by Mail. If you received printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided.

How are the Proxies Voted?

All shares entitled to vote and represented by a properly completed proxy (either by Internet, telephone or mail) will be voted at the Annual Meeting as indicated on the proxy unless earlier revoked by you. If no instructions are indicated for a matter on an otherwise properly completed proxy from a shareholder of record, the shares represented by that proxy will be voted on that matter as recommended by the Board of Directors. See also the vote counting rules on page    of this Proxy Statement. Execution of the proxy also confers discretionary authority on the proxy holders to vote your shares on other matters that may properly come before the Annual Meeting.

How Can I Revoke my Proxy?

You may revoke your proxy at any time before it is voted by filing with Praxair’s Corporate Secretary a written revocation, by timely delivery of a properly completed, later-dated proxy (including by Internet or telephone), or by voting in person at the Annual Meeting.

May I Still Vote at the Annual Meeting Even if I Have Submitted a Proxy?

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting. See “Attending the Annual Meeting” below for attendance requirements and directions to the Annual Meeting.

What is the Necessary Quorum to Transact Business at the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote shall constitute a quorum. The shares represented by withhold votes, abstentions and broker non-votes on filed proxies and ballots will be considered present for quorum purposes (for an explanation of “broker non-votes,” see the vote counting rules below).

How are the Votes Counted for Each Item of Business?

If you are a shareholder of record and submit a proxy (whether by Internet, telephone or mail) without specifying a choice on any given matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter.

If you hold your shares in a brokerage account, then, under NYSE rules and Delaware corporation law:

1.	With respect to Item #1 (Election of Directors), your broker is not entitled to vote your shares on this matter if no instructions are received from you. If your broker does not vote (a “broker non-vote”), this is not considered a vote cast and, therefore, will have no effect on the election of directors. Abstentions may not be specified as to the election of directors.

2.	With respect to Item #2 (Amendments to the Restated Certificate of Incorporation to permit holders of 25% or more of our common stock to call special meetings of shareholders), Item #3 (Advisory Vote on Named Executive Officer Compensation), and Item #5 (Shareholder Proposal regarding electioneering and policies and contributions), your broker is not entitled to vote your shares on these items if no instructions are received from you. Broker non-votes are not considered votes cast and, therefore, will have no effect on the vote on these items. However, a vote to “Abstain” will have the effect of a vote against these items.

3.	With respect to Item #4 (Ratification of the Appointment of the Independent Auditor), your broker is entitled to vote your shares on this matter if no instructions are received from you. If your broker nonetheless chooses not to vote your shares, this broker non-vote is not considered a vote cast and, therefore, will have no effect on the ratification of the Appointment of the Independent Auditor. However, a vote to “Abstain” will have the effect of a vote against this item.

If you hold your shares in the employees’ savings plan of Praxair, Inc., Praxair Distribution, Inc., Praxair Healthcare Services, Inc., Praxair Puerto Rico LLC, or the Dow Chemical Company, and if the plan trustee receives no voting instructions from you, then, under the applicable plan trust agreement, the plan trustee must vote your shares in the same proportion on each matter as it votes the shares for which it has received instructions.

ATTENDING THE ANNUAL MEETING

Admission Requirements

You may attend the Annual Meeting whether or not you want to vote your shares at the Annual Meeting or by proxy. However, only shareholders and the invited guests of Praxair will be granted admission to the Annual Meeting. To assure admittance:

-    If you hold shares of Praxair, Inc. common stock through a broker, bank or other nominee, please bring a copy of your broker, bank or nominee statement evidencing your ownership of Praxair common stock as of the March 1, 2012 record date;

-    Please bring a photo ID, if you hold shares of record as of March 1, 2012, including shares in certificate or book form or in the Praxair, Inc. Dividend Reinvestment and Stock Purchase Plan;

-    Please bring your Praxair ID if you are an employee shareholder.

Directions

Directions to the new White Plains location for the Annual Meeting are available at www.praxair.com in the Investors/Annual Meeting section, or you may contact Praxair as noted below.

QUESTIONS

For Questions Regarding:	Contact:
Annual Meeting	Praxair Investor Relations, (203) 837-2000
Stock Ownership for Shareholders of Record	Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07106. (800) 368-5948 or via e-mail. at info@rtco.com.
Stock Ownership for Beneficial Holders	Your bank, broker or nominee

SHARE OWNERSHIP

Principal Holders

The only holders known by Praxair to be beneficial owners of more than five percent of Praxair’s Common Stock are the following:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares Outstanding(a)
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022	16,601,852	(b)	5.56%
T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202	22,752,389	(b)	7.62%

(a)  Based on             total shares outstanding on March 1, 2012 excluding shares held for the account of Praxair.

(b)  Holdings as of December 31, 2011 as reported in SEC Schedules 13G by BlackRock, Inc. and T. Rowe Price Associates, Inc. According to its Schedule 13G, BlackRock and certain of its subsidiaries had sole voting power and sole dispositive power as to all of the reported shares. According to its Schedule 13G, T. Rowe Price had sole voting power as to 7,334,006 shares, and sole dispositive power as to all of the reported shares.

Directors and Executive Officers

The table below sets forth the beneficial ownership of Praxair’s Common Stock as of March 1, 2012 by each director and certain executive officers. No director or executive officer of Praxair beneficially owned more than 1% of Praxair’s common stock, and directors and executive officers of Praxair as a group (19 persons) beneficially owned approximately 1.1% of the outstanding shares as of that date.

		SHARES BENEFICIALLY OWNED AND OTHER EQUITY INTERESTS
Name	Position	Common Stock	Stock Units(1)	Total	Stock Options(2)
Stephen F. Angel	Chairman, President & Chief Executive Officer	80,947	65,899	146,846	1,297,861
James S. Sawyer	Executive Vice President & Chief Financial Officer	50,342	6,228	56,570	101,111
Ricardo S. Malfitano(3)	Executive Vice President	37,294	12,669	49,963	193,753
Scott E. Telesz(3)	Executive Vice President	0	15,066	15,066	14,293
Eduardo F. Menezes(3)	Executive Vice President	8,940	1,214	10,154	147,496
Oscar Bernardes	Director	1,225	2,651	3,876	0
Bret K. Clayton(4)	Director Nominee	2,000	0	2,000	0
Nance K. Dicciani	Director	2,348	7,045	9,393	6,146
Edward G. Galante	Director	3,000	8,614	11,614	9,025
Claire W. Gargalli	Director	3,486	13,872	17,358	27,930
Ira D. Hall	Director	1,500	9,358	10,858	27,930
Raymond W. LeBoeuf	Director	2,000	45,128	47,128	27,930
Larry D. McVay	Director	1,963	4,106	6,069	8,485
Wayne T. Smith	Director	10,000	26,355	36,355	5,419
Robert L. Wood	Director	2,700	4,503	7,203	22,655
Total		207,745	222,708	430,453	1,890,034
Directors and Executive Officers as a group	(19 persons)	285,829	287,710	573,539	2,434,663

(1)  Includes Deferred Stock Units and/or Restricted Stock Units held. Deferred Stock Units are stock price-based units into which deferred compensation has been invested pursuant to the deferred compensation plans for management and for non-employee directors. Restricted Stock Units are stock price-based units granted as long term incentive awards to management and as equity compensation to non-employee directors. Holders have no voting rights with respect to either Deferred Stock Units or Restricted Stock Units. The value of Deferred Stock Units and Restricted Stock Units varies with the price of Praxair’s common stock and, at the end of the deferral period or the restriction period, the units are payable in Praxair common stock on a one-for-one basis.

(2)  Represent shares that may be acquired upon exercise of options exercisable within 60 days of March 1, 2012.

(3)  Effective March 1, 2012, Mr. Malfitano retired from Praxair, and Messrs. Telesz and Menezes were promoted from Senior Vice Presidents to Executive Vice Presidents.

(4)  Mr. Clayton has been nominated for the first time for election as a director at the Annual Meeting.

CORPORATE GOVERNANCE AND BOARD PRACTICES

Praxair’s Governance Principles

Praxair operates under Corporate Governance Guidelines which are posted at Praxair’s public website, www.praxair.com in the Corporate Responsibility/Governance section. Consistent with those guidelines, the Board has adopted the following policies and practices, among others:

Director Independence.  The Board has adopted independence standards for service on Praxair’s Board of Directors which are posted at Praxair’s public website referenced above. The Board has applied these standards to all of the non-management directors and Mr. Clayton (all directors are non-management except for Mr. Angel, the Company’s Chairman & CEO), and has determined that each qualifies as independent. The Board is not otherwise aware of any relationship with the Company or its management that could potentially impair the independent judgment of these directors or Mr. Clayton. See also related information which in this Proxy Statement under the caption “Certain Relationships and Transactions.”

Board Leadership.  As set forth under the Corporate Governance Guidelines, the Board believes that the best leadership model for the Company is that of a combined Chairman & CEO, balanced by certain practices and policies to assure effective independence in the Board’s oversight, advice and counsel.

The Governance & Nominating Committee (consisting entirely of independent directors) periodically examines the Board leadership structure as well as other governance practices and conducts an annual assessment of Board and Committee effectiveness. The Governance & Nominating Committee has determined that the present leadership structure is effective and appropriate. The Board believes that the substantive duties of the Chairman, including calling and organizing meetings and preparing agendas, are best performed by someone having day-to-day familiarity with the business issues confronting the Company and an understanding of the specific areas in which management seeks advice and counsel from the Board.

Board independence is achieved by the appointment by the independent directors of an Executive Session Presiding Director (“Presiding Director”), currently Ms. Gargalli, and by other practices set forth in the Corporate Governance Guidelines and described more fully below. The Presiding Director assures that appropriate independence is brought to bear on important Board and governance practices. The Presiding Director’s duties and responsibilities are summarized in the Corporate Governance Guidelines and in the Presiding Director’s appointing resolutions (cited, in part, below).

The Board’s resolutions appointing the Presiding Director specify a number of roles and responsibilities, including but not limited to the following:

•	Serve as Chairman of any formal private meetings of all of the non-management directors,

•	Conduct performance reviews of the CEO based on contributions from the Compensation & Management Development Committee and other non-management directors,

•

Serve as an advisor or liaison to the CEO to provide a sense of the non-management directors regarding governance or Board matters in cases where direct communication of such sentiment is inappropriate or awkward or where the CEO requests a consensus or collective judgment of the non-management directors, and

•	Review with the Chairman in advance of each Board meeting the agenda and such other matters pertaining to the meeting and its agenda as the Presiding Director may request.

The Presiding Director’s duties are complemented by (1) the strong leadership vested in, and exercised by, the Board’s independent Committee Chairs with respect to the matters overseen by their Committees, and (2) the responsibility of each director to assert leadership according to his or her particular experience and expertise.

Executive Board Sessions.  The independent directors meet without the CEO or other members of management present in executive sessions that are held at least four Board meetings each year during which they evaluate the CEO’s performance, among other things. Board executive sessions are led by the Presiding Director. The Audit, Compensation and Management Development, and Governance & Nominating Committees also periodically meet in executive session.

Succession Planning and Personnel Development.  Under the leadership of the Compensation & Management Development Committee, the Board conducts an annual Succession Planning and Personnel Development session in which senior executives are evaluated with respect to their potential for promotion into senior leadership positions, including that of the CEO. In addition, a wide variety of senior executives are purposely exposed to the Board by way of Board and Committee presentations and directors have unrestricted access to a broad cross-section of managers and high potential employees for assessment and development purposes, as well as for information gathering.

CEO Performance Evaluation.  The Presiding Director conducts a performance review at least annually of the CEO taking into account the views of all of the other independent directors. This is in addition to the evaluation inherent in the Compensation & Management Development Committee’s determination of the CEO’s annual compensation.

Board Role in Risk Oversight.  At least annually, the full Board reviews the Company’s risk identification, assessment and management processes and the guidelines and policies by which key risks are managed. As part of that review, the Board discusses (1) the key enterprise risks that management has identified, (2) management accountability for managing or mitigating each risk, (3) the steps being taken to manage each risk, and (4) which Board Committees will oversee each risk area on an ongoing basis.

The risk factors disclosed in Item 1A of the Company’s Form 10-K and Annual Report illustrate the diversity of the risks faced by a global industrial company and help explain the need for strong Board Committee oversight of the management of risks in specific subject areas. Each Committee’s calendar of recurring meeting agenda topics addresses risk areas pertinent to the Committee’s subject-matter responsibilities. These areas include: financing and currency exchange risks (Finance & Pension Committee), compensation risks, and executive development and retention (Compensation & Management Development Committee), regular review of the Board’s governance practices and the Company’s sustainability (Governance & Nominating Committee), and internal controls, investigations, and integrity standards compliance (Audit Committee). Other risk areas are regularly reviewed by the full Board. These include: safety and environmental risk (covered at each Board meeting), economic, market and competitive risk (part of business operating reports at each Board meeting, and the annual operating and strategic reviews), and global compliance risks (supplementing reporting within the Audit Committee). In addition, risk identification and assessment is integrated into Board decision-making with respect to capital projects and acquisitions, entry into new markets, financings, and cash flow analysis, among other matters. In Committee meetings and full Board deliberations, each director brings his or her particular operating, financial, management development, and other experiences and expertise to bear in assessing management’s response to specific risks and in providing advice and counsel with respect to risk mitigation and management.

Board Effectiveness Assessment.  The Board assesses its effectiveness annually under a process determined by the Governance & Nominating Committee. Typically, this assessment includes evaluating the Board’s effectiveness in the areas of Performance of Core Responsibilities, Decision-Making Support, the Quality of Deliberations, and Director Performance, as well as consideration of additional Board practices and policies recommended as best practices by recognized governance authorities. Similarly, each Committee annually assesses its effectiveness in meeting its oversight responsibilities under its charter from the Board.

Governance Practices Review.  In addition to leading the annual Board and Committee effectiveness assessment referred to above, the Governance & Nominating Committee annually reviews with an outside expert the Company’s governance practices, and updates those practices as it deems appropriate. The Committee considers, among other things, the results of the effectiveness assessments, developments in Delaware Corporation Law, federal laws and regulations promulgated by the SEC, and the views and recommendations of recognized governance authorities.

Mandatory Director Retirement.  The Board’s policy is that a director who has attained the age of 72 must retire from the Praxair Board prior to the first annual shareholders’ meeting held after his or her 72nd birthday. The Board also has a policy against service on the Board by an officer of the Company after his or her retirement, resignation or removal as an officer.

Limits to Service on Other Boards.  The Board’s policy is that a non-management director may not serve on more than five additional public company boards and a member of the Audit Committee may not serve on more than two additional public company audit committees. Also, the Chairman & CEO may not serve on more than two additional public company boards.

Director Election and Resignation Policy.  Praxair’s Certificate of Incorporation and Bylaws require a director nominee to receive a majority of the votes cast at an annual meeting in order to be elected (meaning a greater number of “for” votes than “against” votes) in an uncontested election of directors. The Board’s Corporate Governance Guidelines require that any director nominee who is then serving as a director must tender his or her resignation if he or she fails to receive this majority vote. The Governance & Nominating Committee of the Board would then consider the resignation offer and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board would take action on the Committee’s recommendation within 90 days following certification of the vote, and promptly thereafter publicly disclose its decision and the reasons therefor.

Communications with the Board.  The Board has established procedures to enable a shareholder or other interested party to direct a communication to the Board of Directors. Such communications may be confidential or anonymous and may be communicated by mail, e-mail, or by telephone. Information on how to submit communications, and how they will be handled, is included at www.praxair.com in the Corporate Responsibility/Governance section.

Director Attendance at the Annual Shareholders’ Meeting.  Absent extenuating circumstances, each member of the Board is expected to attend the Annual Meeting of Shareholders. All of the then serving directors attended the 2011 annual meeting.

Business Integrity and Ethics.  Praxair’s Board of Directors has adopted policies and standards regarding Compliance with Laws and Business Integrity and Ethics that are posted on Praxair’s public website, www.praxair.com in the Corporate Responsibility/Governance section and are available in print to any shareholder who requests it. This Code of Ethics applies to Praxair’s directors and to all employees, including Praxair’s CEO, CFO and Controller.

Director Stock Ownership Guidelines.  The Board’s policy is that non-management directors must acquire and hold shares of the Company’s stock equal in value to at least four times the base cash retainer for non-management directors. Directors have five years from their initial election to meet this guideline. All non-management directors have met this guideline or are within the 5-year transition period afforded to them to do so; and most substantially exceed the guideline. In addition, any new non-management director must, no later than the effective date of his or her election, acquire, using his or her own personal assets, shares of the Company’s stock equal in value to the base cash retainer then in effect.

Executive Stock Ownership Policy.  The Board believes that it is important for executive officers to acquire a substantial ownership position in Praxair. In this way, their interests will be more closely aligned with those of shareholders. Significant stock ownership focuses the executives’ attention on managing Praxair as equity owners.

Accordingly, a stock ownership policy has been established for the Company’s officers as follows. Twenty-two executives are currently covered under this stock ownership policy. Individuals are expected to meet the applicable ownership level no more than five years after first becoming subject to it.

Shares To Be Owned
Chief Executive Officer	100,000
Executive Vice Presidents	30,000
Chief Financial Officer	25,000
Senior Vice Presidents	20,000
Other Executive Officers	10,000-15,000
Other Officers	5,000

As of the date of this Proxy Statement, all covered individuals have met or exceeded their ownership requirements, where permitted by law, or are within the 5-year transition period afforded to them to do so. Stock ownership of the Named Executive Officers can be found in the table presented on page 12 of this Proxy Statement under the caption “Share Ownership.”

Hedging and Similar Transactions Prohibited.  Directors and officers may not engage in hedging transactions related to Praxair’s stock that would have the effect of reducing or eliminating the economic risk of holding Praxair stock.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Compliance with Laws and Business Integrity and Ethics Policy (“Ethics Policy”), prohibits employees, officers and Board members from having a personal, financial or family interest that could in any way prevent the individual from acting in the best interests of the Company (a “conflict of interest”) and provides that any conflict of interest waiver relating to Board members or executive officers may be made only after review and approval by the Board upon the recommendation of its Governance & Nominating Committee. In addition, the Board’s Corporate Governance Guidelines require that any “related party transaction” by an executive officer or director be pre-approved by a committee of independent and disinterested directors. For this purpose, a “related party transaction” means any transaction or relationship that is reportable under the SEC’s Regulation S-K, Item 404, or that, in the case of a non-management director, would violate the Board’s independence standards.

Reporting and Review Procedures.  To implement the foregoing policies, the Governance & Nominating Committee has adopted a written procedure for the Handling of Potential Conflicts of Interests which specifies a process for the referral of potential conflicts of interests to the Board and standards for the Board’s evaluation of those matters. This policy applies to any transaction or relationship involving an executive officer, a member of the Board of Directors, a nominee for election as a director of the Company, or a family member of any of the foregoing which (1) could violate the Company’s Ethics

Policy provisions regarding conflicts of interest, (2) would be reportable under the SEC’s disclosure rules, or (3) in the case of a non-management director, would violate the Board’s independence standards.

Under this procedure, potential conflicts of interest are reported to the Corporate Secretary for preliminary analysis to determine whether referral to the Governance & Nominating Committee is appropriate. Potential conflicts of interest can be self-identified by the director or executive officer or may arise from internal audits, the integrity hotline or other referrals, or through periodic due diligence conducted by the Corporate Secretary’s office. The Governance & Nominating Committee then examines the facts and circumstances of each matter referred to it and makes a final determination as to (1) whether the transaction or relationship would (or does) constitute a violation of the conflicts of interest provisions of the Company’s Ethics Policy, and (2) whether the transaction or relationship should be approved or ratified and the conditions, if any, of such approval or ratification. In determining whether a transaction or relationship constitutes a violation of the conflicts of interest provisions of the Company’s Ethics Policy, the Governance & Nominating Committee considers, among other factors, the materiality of the transaction or relationship to the individual’s personal interest, whether the individual’s personal interest is materially adverse to or competitive with the interests of the Company, and whether the transaction or relationship materially interferes with the proper performance of the individual’s duties or loyalty to the Company. In determining whether to approve or ratify a transaction or relationship, the Governance & Nominating Committee considers, among other factors, whether the matter would constitute a violation of the conflicts of interest provisions of the Company’s Ethics Policy, whether the matter would violate the NYSE listing standards, the expected practical impact of the transaction or relationship on the individual’s independence of judgment or ability to act in the best interests of the Company, the availability, practicality and effectiveness of mitigating controls or safeguards such as recusal, restricted access to information, reassignment etc., and the best interests of the Company and its shareholders generally.

Application of Policies & Procedures.  During 2011, no actual or potential conflicts of interest were identified with respect to the executive officers and directors of the Company.

Certain Relationships and Transactions

When determining whether any director or nominee is independent, the Board considers all facts and circumstances and any relationships that a director or nominee may have with the Company, directly or indirectly, other than serving as a director. To assist the Board in making independence determinations, it also applies the independence standards which are posted at Praxair’s public website, www.praxair.com in the Corporate Responsibility/Governance section

In determining that each non-management director and director nominee is independent, in February 2012, the Board considered the following circumstances and relationships of those directors and nominees who then had any direct or indirect relationship with the Company: In the ordinary course of its business, Praxair sells oxygen and other industrial gases products to Community Health Systems, Inc. of which Mr. Smith is an executive officer, and sells industrial gases to the Rio Tinto Group, of which Mr. Clayton is an executive officer. For each of the last three fiscal years, the dollar value of Praxair’s sales to (i) Community Health ranged from $3.3 million to $3.8 million, and (ii) Rio Tinto ranged from $20.2 to $20.5 million. The 2011 consolidated revenues for each of Praxair, Community Health and Rio Tinto were $11.3 billion, $13.0 billion and $60.5 billion, respectively. Such sales were well below the limits set forth in the Board’s independence standards and, for any of the last three fiscal years, were significantly less than 1% of either Praxair’s, Community Health Systems’ or Rio Tinto’s consolidated revenues. Therefore, the Board has determined that such relationships are not material and do not otherwise impair the ability of either Mr. Clayton or of Mr. Smith to exercise independent judgment as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of SEC Forms 3, 4 and 5 furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that those persons complied with all Section 16(a) filing requirements during 2011 with respect to transactions in the Company’s stock.

BOARD COMMITTEES

The Board currently has four standing committees as described below and each is comprised of only independent directors. The Charters for each of these committees may be found in Praxair’s public website, www.praxair.com in the Corporate Responsibility/Governance section and are available in print to any shareholder who requests them.

AUDIT COMMITTEE
Meetings in 2011: 5 Current Members: Raymond W. LeBoeuf, Chairman, Claire W. Gargalli, Ira D. Hall, Larry D. McVay

The Audit Committee assists the Board in its
oversight of (a) the independence, qualifications and
performance of Praxair’s independent auditor, (b) the
integrity of Praxair’s financial statements, (c) the
performance of Praxair’s internal audit function, and
(d) Praxair’s compliance with legal and regulatory
requirements. In furtherance of these responsibilities,
the Audit Committee, among other duties,

(1)    appoints the independent auditor to audit
Praxair’s financial statements, approves the fees
and terms of such engagement, approves any
non-audit engagements of the independent
auditor, and meets regularly with, and receives
various reports from, the independent auditor.
The independent auditor reports directly to the
Audit Committee;

(2)    reviews Praxair’s principal policies for
accounting and financial reporting and its
disclosure controls and processes, and reviews
with management and the independent auditor
Praxair’s annual financial statements prior to
their publication;

(3)    reviews assessments of Praxair’s internal
controls, the performance of the Internal Audit
function, the performance evaluations of the
General Auditor and the Chief Compliance
Officer, and the guidelines and policies by which
Praxair undertakes risk assessment and risk
management; and

(4)    reviews the effectiveness of Praxair’s
compliance with laws, business conduct,
integrity and ethics programs.

Audit Committee Report

As set forth in the Audit Committee’s Charter, the management of the Company is responsible for: (1) the preparation, presentation and integrity of the Company’s financial statements; (2) the Company’s accounting and financial reporting principles; and (3) internal controls and procedures designed to ensure compliance with applicable laws, regulations, and standards, including internal control over financial reporting. The independent auditor is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

A principal role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditor. The Audit Committee has also discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has discussed with the independent auditor its independence from the Company and its management. The Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has also received written confirmations from management with respect to non-audit services provided to the Company by the independent auditor in calendar year 2011 and those planned for 2012. The Audit Committee has further considered whether the provision of such non-audit services is compatible with maintaining PricewaterhouseCoopers’ independence.

In its oversight role for these matters, the Audit Committee relies on the information and representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to certify that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent auditor is, in fact, independent.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Form 10-K and Annual Report for the year ended December 31, 2011 to be filed with the SEC.

The Audit Committee

Raymond W. LeBoeuf, Chairman

Claire W. Gargalli

Ira D. Hall

Larry D. McVay

The Independent Auditor

Auditor Selection and Attendance at the Annual Meeting

PricewaterhouseCoopers LLP served as Praxair’s independent auditor for the year ended December 31, 2011 and has been selected by the Audit Committee to serve in such capacity for the year ending December 31, 2012. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to be available to respond to appropriate questions and to make a statement if they desire.

Audit Partner and Audit Firm Rotation

The Audit Committee’s policy is that the audit engagement partner should rotate off the Company’s account no less frequently than every five years. During its history as a public company since 1992, Praxair has had five audit engagement partners. A new engagement partner began on January 1, 2012, replacing the engagement partner who had served since January, 2008.

With respect to audit firm rotation, the Audit Committee believes that it is inappropriate to establish a fixed limit on the tenure of the independent auditor. Continuity and the resulting in-depth knowledge of the Company strengthens the audit. Moreover, the mandatory partner rotation policy expressed above, normal turnover of audit personnel, the Audit Committee’s policy regarding the hiring of auditor personnel as described below, and the Audit Committee’s practices restricting non-audit engagements of the independent auditor as described below, all mitigate against any loss of objectivity that theoretically could arise from a long-term relationship. As provided in the Audit Committee’s Charter and as further described below, the Audit Committee continuously evaluates the independence and effectiveness of the independent auditor and its personnel, and the cost and quality of its audit services. The Audit Committee will periodically consider alternatives to ensure that the Audit Committee and the Company’s shareholders are receiving the best audit services available.

Auditor Independence

As noted in the Audit Committee Charter and in the Audit Committee Report presented above, the independent auditor reports directly to the Audit Committee and the Audit Committee is charged with evaluating its independence.

Non-Audit Engagement Pre-Approval Policy

To help ensure independence of the independent auditor, the Audit Committee has established a policy whereby all non-audit engagements of the independent auditor must be approved in advance by the Audit Committee or its Chairman, has set forth limitations codifying its bias against such engagements, and has adopted a guideline that, absent special circumstances, the aggregate cost of non-audit engagements in a year should not exceed the audit fees for that year. As noted below in the report on independent auditor fees, such non-audit engagements were approximately 6.7% of audit fees in 2011. All of the Audit-Related Fees, Tax Fees and All Other Fees disclosed below were approved by the Audit Committee.

Hiring Policy – Auditor Employees

The Audit Committee has established a policy whereby no former employee of the independent auditor may be elected or appointed an officer of the Company earlier than two years after termination of the engagement or employment.

Fees Paid to the Independent Auditor

Audit Fees.  PricewaterhouseCoopers LLP billed Praxair, Inc. and its affiliates an aggregate amount of $6,426,000 and $6,907,000 for professional services rendered in 2011 and 2010, respectively, for the audit of Praxair’s annual financial statements, the reviews of the financial statements included in Praxair’s reports on Form 10-Q, the opinion regarding the Company’s internal controls over financial reporting as required by § 404 of the Sarbanes-Oxley Act of 2002, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees.  PricewaterhouseCoopers LLP billed Praxair, Inc. and its affiliates an aggregate amount of $192,000 and $98,000 for assurance and related services rendered in 2011 and 2010, respectively, that are reasonably related to the performance of the audit or review of Praxair’s financial statements other than the fees disclosed in the foregoing paragraph. These fees related primarily to due diligence services and certifications required by customers and others.

Tax Fees.  PricewaterhouseCoopers LLP billed Praxair, Inc. and its affiliates an aggregate amount of $168,000 and $69,000 for professional services rendered in 2011 and 2010, respectively, for tax compliance and tax preparation, including preparation of original and amended tax returns, and claims for refunds.

All Other Fees.  PricewaterhouseCoopers LLP billed Praxair, Inc. and its affiliates an aggregate amount of $73,000 and $59,000 for products and services rendered in 2011 and 2010, respectively, other than those reported in the foregoing paragraphs. These services related primarily to consulting and advice in regard to local country accounting issues for non-U.S. subsidiaries.

COMPENSATION & MANAGEMENT DEVELOPMENT COMMITTEE
Meetings in 2011: 4 Current Members: Wayne T. Smith, Chairman, Nance K. Dicciani, Edward G. Galante, Robert L. Wood

The Compensation Committee assists the Board in its
oversight of (a) Praxair’s compensation and incentive
policies and programs, and (b) management
development and succession, in both cases
particularly as they apply to Praxair’s executive
officers. In furtherance of these responsibilities, the
Compensation & Management Development
Committee, among other duties,

(1)    determines Praxair’s policies relating to the
compensation of the executive officers and
assesses the competitiveness and appropriateness
of their compensation and benefits;

(2)    determines the salaries, performance-based
variable compensation, long term incentive
awards, terms of employment, retirement or
severance, benefits, and perquisites of the
executive officers;

(3)    approves corporate goals relevant to the CEO’s
compensation, evaluates the CEO’s performance
in light of these goals and sets the CEO’s
compensation accordingly;

(4)    reviews management’s long-range planning for
executive development and succession, and
develops a CEO succession plan;

(5)    reviews Praxair’s management incentive
compensation and equity compensation plans
and oversees their administration, and reviews
incentive compensation policies and practices
applicable to all employees generally, to confirm
that incentive compensation programs and
related controls are designed appropriately and
that risks arising from the Company’s
compensation policies and practices are not
reasonably likely to have a material adverse
affect on the company;

(6)    reviews periodically the Company’s diversity
policies and objectives, and programs to achieve
those objectives.

Committee Process for Determining Executive Compensation

The Compensation Committee’s general executive compensation process includes the following key actions that occur throughout its annual cycle of meetings:

•	October Meeting:

— Review trends in executive compensation and the competitiveness of the Company’s executive compensation program as presented by the Compensation Committee’s consultant.

•	December Meeting:

— Approve the management performance-based variable compensation plans for the following plan year including establishment of financial and non-financial goals and payout formulas based on levels of performance against those goals.

— Evaluate all components of each executive officer’s direct compensation and benefits using a “tally sheet” approach.

— Determine for each executive officer the following elements of his/her direct compensation for the upcoming calendar year: (1) salary adjustment (typically effective on April 1), (2) target performance-based variable compensation (percent of salary) and (3) value and form of long term incentive awards.

•	January Meeting:

— Determine performance-based variable compensation earned for the previous plan year based on an evaluation of Company performance against the goals previously established by the Compensation Committee and, and for each executive officer, an evaluation of individual performance.

— Determine terms and conditions, including performance conditions as applicable, of long term incentive awards including calculation of the number of equity units to be awarded based on the dollar value to be delivered as established in December.

•	February Meeting:

— Review perquisites and personal benefits available to executive officers.

— Review succession and diversity plans.

Delegation and CEO Involvement:  The Compensation Committee may not delegate any of the foregoing authority to any other persons. With respect to the allocation of compensation and awards to employees other than the executive officers, the Compensation Committee may, and has, delegated authority to the CEO, subject to guidelines established by the Compensation Committee. The CEO does not determine the compensation of any of the executive officers but he does offer for the Compensation Committee’s consideration his views on relevant matters, as described in more detail in this Proxy Statement in the section captioned “Compensation Discussion and Analysis.”

Compensation Consultant:  The Compensation Committee engages a third-party compensation consultant to assist it in such analysis as is necessary to inform and support the Compensation Committee’s decisions on executive compensation. For its consideration of 2011 executive compensation, the Compensation Committee engaged Deloitte Consulting LLP (“Deloitte Consulting”). The purpose of the engagement was to provide to the Compensation Committee data, analysis and advice with regard to executive compensation. The scope of the consultant’s work is described in this Proxy Statement in the section captioned “Compensation Discussion and Analysis.”

The aggregate fees paid to Deloitte Consulting for its 2011 services to the Compensation Committee in respect to executive compensation were $189,760. During 2011, the Company paid $4,000 to U.S. affiliates of Deloitte Consulting for other services.

Compensation Risk Analysis.  The Compensation Committee considers whether the Company’s compensation policies and practices create incentives for risk-taking that could have a material adverse effect on the Company. Each year, the Compensation Committee conducts a review of the Company’s incentive compensation programs applicable to all employees, including executive officers, in order to evaluate whether they encourage excessive risk-taking through either the design of the executive and management incentive programs, or operational decision-making that could affect compensation payouts. The Compensation Committee has determined that (1) there exist sufficient operational controls, checks and balances that prevent or constrain compensation-driven decision-making that is inappropriate or excessively risky including, among others, frequent risk discussions with the Board, particularly in connection with capital project or acquisition proposals, (2) the Company does not use highly leveraged short term incentives that would tend to drive high risk decisions for short term, unsustainable gain, and (3) the Company’s executive stock ownership policy and the “recapture” policy described in the CD&A also serve as disincentives for unacceptable risk-taking. Based upon this review, the Compensation Committee has concluded that the Company’s incentive compensation programs and related controls are designed appropriately and that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse affect on the Company.

A more detailed description of how the Compensation Committee considers and determines executive compensation is described in this Proxy Statement in the section captioned “Compensation Discussion and Analysis.

GOVERNANCE & NOMINATING COMMITTEE
Meetings in 2011: 5 Current Members: Claire W. Gargalli, Chairperson, Oscar Bernardes, Edward G. Galante, Wayne T. Smith, Robert L. Wood

The Governance & Nominating Committee, assists
the Board in its oversight of (a) the selection,
qualifications, compensation and performance of
Praxair’s directors, (b) Praxair’s governance,
including the practices and effectiveness of the Board,
and (c) various important public policy concerns that
affect the Company. In furtherance of these
responsibilities, the Governance & Nominating
Committee, among other duties,

(1)    recommends to the Board nominees for election
as directors, and periodically reviews potential
candidates, including incumbent directors;

(2)    reviews policies with respect to the composition,
compensation, organization and practices of the
Board, and developments in corporate
governance matters generally; and

(3)    reviews Praxair’s policies and responses to broad
public policy issues such as social responsibility,
corporate citizenship, charitable contributions,
sustainable development, legislative issues, and
important shareholder issues, including
management and shareholder proposals offered
for shareholder approval.

Director Nominations

The Governance & Nominating Committee will consider any candidate for election to the Board who is timely recommended by a shareholder and whose recommendation otherwise complies with the requirements under Praxair’s certificate of incorporation. Recommendations should be sent to the Corporate Secretary of Praxair and should include the candidate’s name and qualifications and a statement from the candidate that he or she consents to being named in the proxy statement and will serve as a director if elected. In order for any candidate to be considered by the Governance & Nominating Committee and, if nominated, to be included in the proxy statement, such recommendations must be received by the Corporate Secretary on or before the date specified on page 68 of this Proxy Statement under the caption “Shareholder Proposals for the 2013 Annual Meeting.”

In addition to considering any shareholder-recommended candidates for election as directors, prior to each annual meeting of shareholders, the Governance & Nominating Committee considers each of the incumbent directors for nomination for reelection to the Board, unless an incumbent does not wish to be reelected or will be retiring from the Board under the Board’s retirement policy.

Director & Nominee Selection Criteria

The qualities and skills sought in director nominees are governed by the projected needs of the Board at the time the Governance & Nominating Committee considers adding a new director or renominating incumbent directors. Consistent with the Board’s Corporate Governance Guidelines, the Committee seeks to build and maintain a Board that contains a range of experiences, competencies, and perspectives that is well-suited for advice and counsel to, and oversight of, the Company’s business and operations. In doing so, the Committee takes into account a variety of factors, including:

(1) the Company’s strategies and its market, geographic and regulatory environments, both current and projected,

(2) the mix of experiences, competencies, and perspectives (including gender, ethnic and cultural diversity) currently represented on the Board,

(3) the results of the Board’s annual self-assessment process,

(4) the CEO’s views as to areas in which management would like to have additional advice and counsel from the Board, and

(5) with respect to the incumbent directors, meeting attendance, participation and contribution, and the director’s current independence status.

The Committee also seeks in each director candidate a breadth of experience and background that (a) will allow the director to contribute to the full range of issues confronting a global industrial company and (b) will qualify the director to serve on, and contribute to, any of the Board’s standing committees, thus facilitating the Board’s committee rotation policy. In addition, the Governance & Nominating Committee believes that every director nominee should demonstrate a strong record of integrity and ethical conduct, an absence of conflicts that might interfere with the exercise of his or her independent judgment, and a willingness and ability to represent all shareholders of the Company.

Additional information about the specific skills, qualifications and backgrounds of each of the present director nominees may be found on page    of this Proxy Statement under the under caption “The Board of Directors.”

New Director Selection Process

When the need to recruit a director arises, the Governance & Nominating Committee will consult the other directors, the CEO and, on occasion, third party recruiting firms to identify potential candidates. The candidate evaluation process may include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board’s needs at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and other considerations that the Governance & Nominating Committee deems appropriate at the time. Prior to formal consideration by the Governance & Nominating Committee, any candidate who passes such screening is interviewed by the Governance & Nominating Committee or its Chairman and by the CEO.

Since the last annual meeting of shareholders, Mr. Clayton has been nominated for election as a director for the first time at this Annual Meeting. In selecting Mr. Clayton, the Governance & Nominating Committee followed the above-described process and utilized a recognized third-party search firm to identify for consideration potential Board candidates based on criteria developed by the Governance & Nominating Committee. Mr. Clayton was first identified by the search firm and, after an initial interview with the CEO and the Chairperson of the Governance & Nominating Committee, was introduced to the full Governance & Nominating Committee for its consideration.

FINANCE & PENSION COMMITTEE
Meetings in 2011: 3 Current Members: Ira D. Hall, Chairman, Oscar Bernardes, Nance K. Dicciani, Raymond W. LeBoeuf, Larry D. McVay

The Finance & Pension Committee assists the Board
in its oversight of (a) Praxair’s financial position and
financing activities, (b) Praxair’s financial risk
management policies and activities, and (c) the
ERISA-qualified, funded plans sponsored by Praxair.
In furtherance of these responsibilities, the Finance &
Pension Committee, among other duties,

(1)    monitors Praxair’s financial condition and its
requirements for financing, and reviews, and
recommends to the Board, the amounts, timing,
types and terms of public stock issues and public
and private debt issues;

(2)    reviews Praxair’s foreign exchange and interest
rate exposures, the results of its foreign
exchange hedging activities, and Praxair’s
practices for managing insurable risks;

(3)    reviews Praxair’s policies on dividends and
stock repurchases; and

(4)    reviews the investment performance,
administration and funded status of Praxair’s
funded benefit plans and appoints administration
and investment committees to act as fiduciaries
of such plans.

THE BOARD OF DIRECTORS

The following pages present information about the persons who comprise Praxair’s Board of Directors, all of whom have been nominated for reelection to serve until the 2013 annual meeting and until their successors are elected and qualify. During 2011, the Board held six meetings.

Director Attendance

During 2011, the nominees for reelection to the Board collectively attended 99% of all Board meetings and meetings of committees of which they are members, and no nominee attended fewer than 93% of such meetings.

The Directors and Nominees

The Governance & Nominating Committee recommended to the Board, and the Board approved, the nomination for reelection of each incumbent director.

Each of the director nominees listed below has experience as a senior executive of a U.S. public company. Each nominee also has served as a director of one or more U.S. public companies and on a variety of board committees. As such, each has executive management and director oversight experience in most, if not all, of the following areas which are critical to the conduct of the Company’s business: strategy development and implementation, risk assessment and management, financial accounting and reporting, internal controls, corporate finance, capital project evaluation, the evaluation, compensation, motivation and retention of senior executive talent, public policies as they affect global industrial corporations, compliance, corporate governance, productivity management, safety management, project management, and, in most cases, global operations. Many of the nominees also bring particular insights into specific end-markets that are important to the Company. These nominees collectively provide a range of perspectives, experiences and competencies well-suited to providing advice and counsel to management and to overseeing the Company’s business and operations. A description of the Governance & Nominating Committee’s process and criteria for nominating director candidates may be found on page     of this Proxy Statement under the caption “Director & Nominee Selection Criteria.”

STEPHEN F. ANGEL Director Since 2006	Age 56

Chief Executive Officer of Praxair, Inc. since January 1, 2007, and Chairman since May 1, 2007. Before becoming the Chief Executive Officer, Mr. Angel served as President & Chief Operating Officer from March to December 2006, and as Executive Vice President from 2001 to March 2006. Prior to joining Praxair in 2001, Mr. Angel was General Manager for the General Electric Company Industrial Systems Power Equipment business from 1999 to 2001, and was General Manager, Marketing and Sales, for General Electric’s Transportation Systems business from 1996 to 1999.

Mr. Angel is a director of PPG Industries, Inc. (where he serves on the Nominating and Governance Committee, and the Technology and Environment Committee). He is also a member of the Board of the U.S.-China Business Council and a member of the U.S.-Brazil CEO Forum, a member of the Business Council, and a member of the Board of the Business Roundtable.

As the Chief Executive Officer of the Company and a former senior operating executive at General Electric, a diversified manufacturing company, Mr. Angel brings the senior executive experience and skills described above. He also has a deep insight into the industrial gases industry and the needs, challenges and global opportunities of the Company in particular.

OSCAR BERNARDES Director Since 2010	Age 65

Managing partner at Yguapora Consultoria e Empreendimentos Ltda. in São Paulo, Brazil, a consulting and investment firm. From 2003 to 2010, he was a managing partner at Integra Assessoria em Negocios Ltda. in São Paulo, Brazil, a consulting firm specializing in financial restructuring, governance and interim management in turnaround situations. From 1997 to 1999, he was Chief Executive Officer of Bunge International, a leading global agribusiness and food company. Prior to joining Bunge, he was Senior Vice President and Managing Partner for Latin America with Booz Allen and Hamilton, Inc. and prior to that, operations director in Brazil for Ferro Corporation.

Mr. Bernardes is a director of five companies in Brazil: Localiza Rent A Car S.A., São Paulo Alpargatas S.A., Suzano Papel e Celulose S.A., Gerdau S.A./Metalúrgica Gerdau S.A., and DASA Laboratorios da America SA.

As a former chief executive officer at Bunge International, and as a senior executive of Booz Allen and Hamilton, Mr. Bernardes brings the senior executive experience and skills described above. He also has an in-depth understanding of markets and business operations in South America generally, and in Brazil particularly.

BRET K. CLAYTON Nominated for Election for the first time	Age 50

Group Executive since 2009, and a member of the Executive Committee since 2006, of the Rio Tinto Group, a leading international mineral and metal production company based in the United Kingdom and Australia. Mr. Clayton is responsible for setting strategy and leading a diverse portfolio of support functions for Rio Tinto’s operating businesses in areas including information systems, procurement and shared services. He is also responsible for effective risk management across Rio Tinto, evaluation of all significant investment opportunities, finding and developing new business opportunities through management of global exploration efforts, and managing the Corporate Assurance function and engagement with the Audit Committee of the Board of Directors. Prior to this, Mr. Clayton held various positions of increasing executive responsibility within Rio Tinto, including Chief Executive of Rio Tinto’s Copper and Diamonds Division from 2006-2009, President and Chief Executive Officer of Rio Tinto Energy America (comprising the U.S. coal operations) from 2002-2006, Chief Financial Officer of Rio Tinto Iron Ore from 2000-2002, and head of Rio Tinto’s Financial Planning and Reporting group (Responsible for group financial planning and analysis) from 1996-2000.

Mr. Clayton is currently a director of Constellium, a leading global aluminum fabrication company that is privately held. During the past five years, he also was a director of Ivanhoe Mines, a Canadian listed company, the International Copper Association and the U.S. National Mining Association.

As a senior executive with operating and financial experience in managing large global businesses, as well as support, risk and assurance functions, Mr. Clayton brings the executive skills and leadership abilities described above. He also brings substantial knowledge of the mining and metal production markets.

NANCE K. DICCIANI Director Since 2008	Age 64

Former President & Chief Executive Officer of Honeywell Specialty Materials, a strategic business group of Honeywell International, Inc., from 2001 until her retirement in 2008. Dr. Dicciani joined Honeywell from Rohm and Haas Company where she was Senior Vice President and Business Group Executive of Chemical Specialties and Director of the European Region, responsible for business strategy and worldwide operations of five business units and for the company’s operations and infrastructure in Europe, the Middle East and Africa. Previously, she served as Rohm and Haas’ Vice President and General Manager of the Petroleum Chemicals division and headed the company’s worldwide Monomers business.

In 2006, President George W. Bush appointed Dr. Dicciani to the President’s Council of Advisors on Science and Technology. She has served on the Board of Directors and Executive Committee of the American Chemistry Council and has chaired its Research Committee. She also serves on the Board of Directors of Halliburton Company (where she serves on the Audit and the Health, Safety and Environment Committees), and Rockwood Holdings, Inc. (where she is the Lead Director and serves on the Audit Committee, the Compensation Committee and is the Chairman of the Corporate Governance and Nominating Committee) and on the Board of Trustees of Villanova University. Dr. Dicciani is an Operating Partner of Advent International, a private equity firm.

As a former senior operating executive at Honeywell, a global industrial and consumer products manufacturing company, and at Rohm and Haas, a global chemicals company, Dr. Dicciani brings the senior executive experience and skills described above. She also has a substantial understanding of technology policy, management and markets.

EDWARD G. GALANTE Director Since 2007	Age 61

Former Senior Vice President and a member of the Management Committee of ExxonMobil Corporation from 2001 until his retirement in 2006. His principal responsibilities included the worldwide downstream business — Refining & Supply, Fuels Marketing, Lubricants and Specialties, and Research and Engineering. Immediately prior to that, Mr. Galante was Executive Vice President of ExxonMobil Chemical Company.

Mr. Galante is a director of Foster Wheeler Ltd. (where he serves on the Audit Committee and is the Chairman of the Compensation Committee), and is a director of Clean Harbors, Inc. (where he serves on the Corporate Governance Committee). He also serves on the Board of Junior Achievement Worldwide, is the Chairman of the Board of the United Way Foundation of Metropolitan Dallas, and is the Vice Chairman of the Board of Trustees of Northeastern University. He also is an Executive in Residence in Northeastern’s College of Business Administration.

As a former senior operating executive at ExxonMobil, one of the largest global energy companies, Mr. Galante brings the senior executive experience and skills described above. He also has an in-depth understanding of engineering management and of worldwide energy markets, operations and technology.

CLAIRE W. GARGALLI Director Since 1992	Age 69

Former Vice Chairman, Diversified Search Companies (executive search consultants) from 1990 to 1998. Ms. Gargalli was the Chairman and Chief Executive Officer of Equibank, and Chairman of Liberty Bank, in each case from 1984-1990. Ms. Gargalli has been Praxair’s Executive Session Presiding Director since January 1, 2008.

Ms. Gargalli is a director of Baker Hughes, Inc. (where she serves on the Finance Committee and the Compensation Committee). She is also a trustee emeritus of both Carnegie Mellon University and Middlebury College. During the past five years Ms. Gargalli was also a director of Virginia National Bank, Intermec, Inc. and UNOVA, Inc. (where she served on the Audit Committee). She also has served on the Audit Committee of Western Atlas, Inc.

As a former Chief Executive Officer of a banking company, Ms. Gargalli brings the senior executive experience and skills cited above. By reason of her additional experience in the executive search industry, she also has an enhanced perspective on the evaluation, compensation, motivation and retention of senior executive talent.

IRA D. HALL Director Since 2004	Age 67

Former President & Chief Executive Officer of Utendahl Capital Management, L.P. (an asset management company) from 2002 through 2004. From 1999 to 2001, Mr. Hall served as Treasurer of Texaco Inc., and from 1998 to 1999, he was General Manager, Alliance Management of Texaco Inc. Prior to joining Texaco, Mr. Hall held several positions with International Business Machines.

Mr. Hall is the past chairman of the board of the Executive Leadership Council. He is a trustee emeritus of Stanford University, and is a board member and past Treasurer of the Jackie Robinson Foundation. During 2010, he completed twelve years of service on the Dean’s Advisory Council of the Stanford Graduate School of Business. During the past five years he was also a director of The Pepsi Bottling Group Inc., The Reynolds & Reynolds Company and Imagistics International, Inc. (where he served on the Audit Committee of each company and was Chairman of the Compensation Committee of The Pepsi Bottling Group Inc. and Chairman of the Audit Committee of Imagistics International, Inc.), and Ameriprise Financial Inc.

As a former Chief Executive Officer of an asset management company and a former senior finance executive at Texaco, a large energy company, Mr. Hall brings the senior executive experience and skills described above. He also has a substantial understanding of capital markets, asset management, and pension fund matters.

RAYMOND W. LEBOEUF Director Since 1997	Age 65

Former Chairman & Chief Executive Officer of PPG Industries, Inc. (a diversified manufacturer of coatings, glass and chemicals) from 1997 to 2005. From 1995 to 1997, Mr. LeBoeuf served as President & Chief Operating Officer of PPG Industries, Inc. and was elected a director in 1995. From 1988-1994, he was the Chief Financial Officer of PPG.

Mr. LeBoeuf is a director of MassMutual Financial Group (where he serves on the Audit Committee (Chairman) and the Human Resources Committee). During the past five years he was a director of ITT Industries, Inc. (where he served on the Audit Committee).

As a former Chief Executive Officer and Chief Financial Officer of PPG Industries, a global diversified manufacturing company, Mr. LeBoeuf brings the senior executive experience and skills described above. He also has an in-depth understanding of corporate and international finance, financial reporting and internal controls.

LARRY D. MCVAY Director Since 2008	Age 64

Principal of Edgewater Energy, LLC, an energy industry consulting and oil and gas investment firm. Mr. McVay served as the Chief Operating Officer of TNK-BP Holding from 2003 until his retirement in 2006. TNK-BP Holding, based in Moscow, Russia, is a vertically integrated oil company 50%-owned by BP PLC. Mr. McVay’s responsibilities at TNK-BP included executive leadership for the upstream, downstream, oil field services, technology and supply chain management. He previously served as Technology Vice President — Operations and Vice President of Health Safety Environment for BP’s Exploration and Production operations from 2000 to 2003. Prior to joining BP, Mr. McVay held numerous positions at Amoco, including engineering management and senior operating leadership positions.

Mr. McVay is a director of Callon Petroleum Company (where he serves on the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and is the Chairman of the Strategic Planning Committee) and Chicago Bridge & Iron Company (where he serves on the Audit Committee, the Strategic Initiatives Committee and is the Chairman of the Corporate Governance Committee). He is also a member of the Dean’s Council of Texas Tech University’s Engineering School.

As a former senior operating executive at BP, one of the largest global energy companies, Mr. McVay brings the senior executive experience and skills described above, and has an in-depth understanding of engineering management and of worldwide energy markets, operations and technology. He also has practical experience in operating in Russia and the Middle East.

WAYNE T. SMITH Director Since 2001	Age 66

Chairman, President & Chief Executive Officer of Community Health Systems, Inc. (a hospital and healthcare services company) since 2001. In 1997, Mr. Smith was elected President and then Chief Executive Officer and a director of Community Health Systems, Inc. Prior to joining Community Health Systems, he served as Chief Operating Officer, President, and a director of Humana Inc.

Mr. Smith is a former director of Citadel Broadcasting Corporation (where he served on the Audit Committee and the Compensation Committee) and is a trustee, and past Chairman of, the Federation of American Hospitals.

As the Chief Executive Officer of Community Health Systems, a large healthcare services company, Mr. Smith brings the senior executive experience and skills described above. He also has an in-depth understanding of the health care business and the regulatory, compliance and business environment in which it operates.

ROBERT L. WOOD Director Since 2004	Age 57

Former Chairman, President & Chief Executive Officer of Chemtura Corporation (a specialty chemicals company) from 2004 to 2008. Prior to joining Chemtura, Mr. Wood served in various senior management positions at Dow Chemical Company, most recently as business group president for Thermosets and Dow Automotive from November 2000.

Mr. Wood is also a director of Jarden Corporation (where he serves on the Nominating and Policies Committee and is the Chairman of the Executive Compensation Committee), and has served as Chairman of the American Plastics Council. During the past five years, he was also Chairman of the American Chemistry Council.

As a former Chief Executive Officer of Chemtura Corporation, a global specialty chemicals company, and a former senior operating executive of Dow, a global chemicals company, Mr. Wood brings the senior executive experience and skills described above. He also has a deep understanding of the specific challenges and opportunities facing a global basic materials company.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” below and recommended to the Board that it be included in this Proxy Statement. The Compensation Committee has represented to management that, to the extent that the “Compensation Discussion and Analysis” discloses the Compensation Committee’s deliberations and thinking in making executive compensation policies and decisions, it is accurate and materially complete.

The Compensation & Management Development Committee

Wayne T. Smith, Chairman

Nance K. Dicciani

Edward G. Galante

Robert L. Wood

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides context for the policies and decisions underlying the compensation reported in the executive compensation tables included in this Proxy Statement for the Company’s Named Executive Officers. The Compensation Committee of the Company’s Board of Directors is responsible for policies and decisions regarding the compensation and benefits for NEOs.

Overview

Company Performance

Praxair delivered strong financial performance in 2011 with adjusted diluted earnings per share up 15% versus 2010, and total shareholder return (“TSR”) of 15%. The Company also improved its long-term strategic positioning by continuing to invest in capital projects for future growth and established a presence in two growing geographies, Russia and the Middle East.

In seeking overall alignment between executive compensation and Company performance, the Compensation Committee considers a variety of guideposts including Praxair’s comparative performance with respect to TSR and other financial measures. The graph below compares the most recent five-year cumulative TSR of Praxair’s common stock with those of the Standard & Poor’s 500 Index and the S5 Materials Index, which covers 30 companies, including Praxair. The figures assume an initial investment of $100 on December 31, 2006, and that all dividends have been reinvested.

Praxair’s Executive Compensation Objectives

Praxair’s executive compensation program focuses on motivating performance to effectively build shareholder value. The Company delivers a total compensation package composed of salary, performance-based cash and equity incentives, and a competitive employee benefits program. Together these elements reinforce the Company’s pay-for-performance philosophy, provide a balanced focus on both long- and short-term performance, and encourage employee engagement and retention.

The Compensation Committee has established the following objectives for Praxair’s executive compensation program:

—	attract and retain executive talent;

—	motivate executives to deliver strong business results in line with shareholder expectations;

—	build and support a performance-driven culture; and

—	encourage executives to own stock, aligning their interests with those of shareholders.

Best Practices Supporting Executive Compensation Objectives

Best practices utilized to support the Company’s executive compensation objectives include:

—	total compensation set at competitive market levels;

—	a substantial portion of total compensation closely linked with performance:

—	annual variable compensation awards based principally upon performance against objective, pre-established goals, and

—	equity grants consisting of performance share units and stock options, focused on longer term shareholder value creation;

—	substantial stock ownership requirements for officers;

—	a clawback (“recapture”) policy;

—	a policy against hedging related to Company stock held by officers;

—	limited perquisites and personal benefits, with no payments of “tax gross-ups” unless available to employees generally, and;

—

double trigger change-in-control severance agreements with payouts of 2 times salary plus target variable compensation and which do not include “tax gross-ups” (for agreements first effective on or after January 1, 2010).

Alignment of Executive Compensation Programs with Praxair Business Objectives

The Compensation Committee seeks to achieve its executive compensation objectives by utilizing best practices to align the design of its compensation programs with the Company’s business objectives.

Business Objective:  Achieve sustained growth in profitability and shareholder return resulting in a robust cash flow to fund capital investment opportunities and dividends.

—	Annual performance-based variable compensation earned by meeting or exceeding pre-established revenue, net income and working capital goals.

—	Annual grants of performance share units (comprising 50% of the total target value of equity grants made) that generally vest only if a three-year cumulative EPS growth target is met.

—	Annual grants of stock options (comprising the remaining 50% of the total target value of equity grants made), the value of which is directly linked to the growth in the Company’s stock price.

Business Objective: Maintain world-class standards in safety, environmental responsibility, global compliance, productivity, talent management, and financial controls.

—	Annual payout of variable compensation is materially influenced (up to +/-35 percentage points) by performance against pre-established non-financial goals in these and other areas.

Business Objective: Attract and retain executives who thrive in a performance-driven culture.

—	A competitive compensation and benefits program annually benchmarked against peer companies of similar size and scope.

—	Realized compensation that varies with Company performance, with significant downside risk and upside opportunity.

Pay Mix and Pay-for-Performance Overview

In order to align executive compensation with Company performance, the Compensation Committee considers a variety of factors, including the degree to which executive compensation is “at risk,” meaning dependent upon Company performance, as well as a comparison of the Company’s performance in relation to that of other companies.

Between 79% and 89% of the NEOs’ target total direct compensation opportunity for 2011 was in the form of performance-based variable compensation and equity grants, motivating them to deliver strong business performance and create shareholder value. These compensation elements are “at risk” and are dependent upon the Company’s achievement of pre-established financial and other business goals set by the Compensation Committee and, for equity incentives, the Company’s stock price performance.

The chart below shows the CEO’s 2011 target pay mix, which consisted of 89% performance-based compensation and 11% non-performance-based compensation (performance-based equity compensation is valued at the “grant-date fair value” of each award as determined under accounting standards related to share-based compensation). The CEO’s actual performance-based compensation was based upon actual results. The annual variable compensation payout and the ultimate value of the equity compensation awards could be zero if the Company does not perform.

Praxair CEO’s Target Pay Mix for 2011

Pay Earned for 2011 Performance

Performance-based Variable Compensation for 2011.  As detailed under the caption “Annual Performance-Based Variable Compensation” in this CD&A:

—

The Company’s performance in 2011 with respect to sales, net income and working capital (as a percent of sales) exceeded the variable compensation plan targets set by the Compensation Committee at the beginning of the year.

—

The Compensation Committee determined that the Company’s exceptional performance against non-financial goals set for the year warranted a positive adjustment to the annual variable compensation payout.

Vesting and payout of prior performance-incentive grants. As detailed below under the caption “Equity Awards” in this CD&A:

—

2009 grants of performance share units vested and paid out at 131% of the target number of performance share units granted as the Company achieved cumulative EPS growth over the three-year performance period (2009-2011) that exceeded the target level.

For 2011, no material changes were made to the design of the

Company’s executive compensation program

Establishing Compensation Opportunity

The Compensation Committee uses a systematic process to establish executive officer compensation that includes the following components:

Role of Compensation Consultant and Management in Determination of Executive Compensation.  The Compensation Committee engages an executive compensation consultant to provide data, analysis and advice. During 2011, the Compensation Committee engaged Deloitte Consulting. The scope of Deloitte Consulting’s engagement included advice on the determination of NEO compensation, preparation and presentation to the Compensation Committee of reports on executive compensation trends and various other materials related, for example, to the design of performance-based variable compensation programs and the equity incentive program.

Deloitte Consulting analyzed a compensation benchmarking study prepared by management, reviewed other independent compensation data and gave advice on competitive compensation for the Company’s executive officers. In advance of applicable Compensation Committee meetings, the CEO and certain management personnel discussed the consultant’s analysis and the data to be presented at the meeting. The CEO does not determine the compensation of any of the executive officers, but he provides input to the Compensation Committee related to NEO compensation and design of the Company’s compensation programs. The Compensation Committee considers the CEO’s input with respect to retention goals, recognition of relative roles and responsibilities of the NEOs within the Company, salary adjustments, target performance-based variable compensation and the value of equity incentive awards for individual executive officers (other than himself). In its deliberations, including in private sessions with the consultant, the Compensation Committee requested the consultant’s view of the CEO’s recommendations, as well as input on the CEO’s compensation. Additionally, the Compensation Committee requests the CEO’s views on financial and non-financial performance metrics for incentive program design, the companies against which it is appropriate to benchmark executive compensation, and the form of long term incentive awards most appropriate to drive sustainable shareholder value creation while also providing appropriate retention incentive for NEOs.

Benchmarking/Peer Group.  The Compensation Committee uses benchmark market data to help determine the appropriate amount of total direct compensation opportunity for each NEO and the elements of each NEO’s direct compensation.

For determinations of compensation for 2011, the Compensation Committee utilized benchmark companies selected based upon an annual review conducted with the advice of its compensation consultant. The Compensation Committee used a Key Company Group to assess competitive market compensation levels for NEO positions. The Key Company Group peers were selected with reference to the following financial measures: Market Capitalization, Revenue and Net Income and are generally similar in size to the Company in one or more of these measures. Also considered were assets, number of employees, whether or not a company had global operations and whether a company’s operations were similar to that of Praxair or of Praxair’s customers. For 2011, the 23 companies identified below were included in the Key Company Group:

Air Products and Chemicals	Duke Energy	Kimberly Clark
Anadarko Petroleum Corp Applied Materials	DuPont EMC	Monsanto Norfolk Southern
Baker Hughes	General Mills	PPG Industries
Baxter International	Illinois Tool Works	Thermo Fisher Scientific
Chesapeake Energy Corp	Ingersoll Rand	Union Pacific Corp
Covidien	International Paper	US Steel
CSX Corp	Kellogg

The Compensation Committee also consulted market data from a broad spectrum of manufacturing industries, in order to ensure that market data from the Key Company Group was not impacted by any unusual or short-term factors.

A Practices Tracking Group was used for an evaluation of executive compensation practices in the chemicals industry such as: incentive plan design, forms of equity awards, stock ownership guidelines, perquisites and personal benefits, and retirement and other termination arrangements. The Practices Tracking Group consists of companies that are in the same industry as the Company and/or are considered to be companies that the Company’s executives may consider for employment if they were to leave the Company. For 2011 decisions, the Compensation Committee’s pay practices evaluation used a Practices Tracking Group comprised of the following companies: Air Products and Chemicals, Ashland, Celanese Corp, Dow Chemical, DuPont, Ecolab, Eastman Chemical, Huntsman Corp, Lubrizol, Monsanto and PPG Industries.

2011 Total Direct Compensation Opportunity.  The Compensation Committee examined the median and the 75th percentiles of benchmark company data for salary, annual performance-based variable compensation and target dollar value of equity awards for each NEO’s position. When possible, data provided to the Compensation Committee was adjusted based on regression analysis to account for the differing scope of operations of comparator companies.

Although the Compensation Committee uses the median benchmark data as a guide for determining compensation levels, actual values set for any individual NEO may deviate from the median (a) to account for experience in the position, (b) because of year-to-year swings in market median data, (c) so as to maintain the desired internal equity among executive positions, and (d) to balance the mix of compensation elements deemed appropriate for each NEO.

Evaluation of Aggregate Compensation.  The Compensation Committee considers whether the value of each NEO’s aggregate compensation package, in which all components of his direct compensation and benefits are viewed together using a “tally sheet” format, is consistent with the Compensation Committee’s executive compensation objectives. As part of the review, the Committee compares the CEO pay to that of the other NEOs. In December 2010, the Compensation Committee performed this review and determined that the total compensation opportunity granted to each NEO in 2010 was consistent with its executive compensation objectives. As in previous years, it was noted that the CEO’s pay, as a multiple of the next highest paid NEO, is appropriate, as the CEO has several business executives reporting to him.

Elements of Direct Compensation for Executive Officers

The principal elements of direct compensation for executive officers are salary, annual performance-based compensation and equity awards.

Salary

Objective	Key Features
Provide a fixed amount of cash compensation to attract and retain talented executives

Annual cash amount.

Adjustments, if any, are typically effective April 1 of each year.

Experience and time-in-position, contribution to results, exhibition of values, competencies and behaviors that are important to the success of the Company, recognition of relative roles and responsibilities, and retention goals may influence the salary for any individual in any given year.

2011 Salary.  The salary level for each NEO was established by the Compensation Committee after its consideration of advice from its compensation consultant, the CEO’s input (other than for himself) and benchmark data for equivalent positions in the Key Company Group.

Annual Performance-Based Variable Compensation

Objectives	Key Features

Motivate and appropriately reward executives for the delivery of strong business results without encouraging excessive risk taking

Drive desired short term business performance and increase total shareholder return

Deliver pay commensurate with performance: results that are significantly greater than target goals are rewarded with well-above target payout levels, and performance not meeting minimum threshold expectations reduces the payout to zero

Financial Goals: Awards determined based on Company performance against challenging but achievable, pre-established financial goals. Capped at 2 times the target compensation regardless of actual performance against the goals.

Non-Financial Goals:  The Compensation Committee may make a subjective adjustment to the payout earned in respect of financial goals of up to plus or minus 35 percentage points as determined by the performance against established non-financial goals.

Individual Performance:  The Compensation Committee may adjust each NEO’s performance-based variable compensation (calculated on performance against financial and non-financial goals described above). The adjustment may range from zero to 1.5 times the payout.

Other Features:

There is no minimum guaranteed award for any executive.

The Company uses criteria comparable to those identified above to determine the performance-based variable compensation that is awarded to all eligible employees.

Annual Performance-Based Variable Compensation Opportunity for 2011

In December 2010, the 2011 target for each NEO (meaning the amount of variable compensation, expressed as a percent of salary, that would be earned for 100% achievement of the performance goals) was established by the Compensation Committee primarily from its consideration of the benchmark data for equivalent positions in the Key Company Group. The target level for each NEO ranged from 80% to 140% of salary.

For the 2011 plan year, the Compensation Committee selected three financial measures of the Company’s corporate consolidated results that it determined were appropriate to meet its executive compensation objectives: net income, sales, and working capital as a percentage of sales. Sales and net income are generally measured in accordance with GAAP subject to certain adjustments that the Compensation Committee approves. Consistent with pre-established variable compensation plan design, the Compensation Committee may adjust financial results based upon unforeseen factors that it deems extraordinary, non-recurring or otherwise properly modified, excluded or included. Working capital is defined as trade receivables, inventory and payables, excluding non-operating items such as deferred taxes and pensions. To enhance management’s focus on the delivery of profitable growth and thereby further align executives’ and shareholders’ interests, the Compensation Committee determined that net income would be weighted at 50%, and sales and working capital as a percent of sales would be weighted at 25% each.

Factors considered in assessing the challenge inherent in setting the minimum (“threshold”), target and maximum financial performance goals for each financial measure included:

—	management’s operating plan, including expected year-over-year changes in performance,

—	macro-economic trends and outlooks in each of the countries in which the Company operates,

—	currency exchange trends and outlook,

—	expected 2011 industrial gases industry peer performance and that of the broader S&P 500,

—	shifts in key customer markets, and

—	expected contribution from contracts already awarded and decisions or actions already made or taken.

The Compensation Committee also established those non-financial elements that were considered most important to long term sustainable success and established annual non-financial goals with respect to those elements. These included:

—	strategic positioning of the business for long term performance,

—	performance relative to peers,

—	safety and environmental performance including zero fatalities and sustained improvement in safety rates

—	employee engagement and people development including strengthening a globally diverse leadership pipeline, and an increase in community support activities,

—	demonstrated organizational capabilities in productivity, and

—	global control / compliance initiatives, programs and trainings.

2011 Annual Performance-Based Variable Compensation Results and Payout

Financial Performance. The Company achieved solid growth in 2011 and delivered strong operating financial performance which resulted in a payout above target for this component of the variable compensation plan.

The sales growth target was set at 5% growth from the base 2010 sales of $9,897 million which excluded sales of the U.S. Homecare business that was divested in the first quarter of 2011. Sales for 2011 totaled $11,159 million, or 13% more than the $9,897 million base. The 2011 sales reflected certain adjustments for the effects of changes in foreign exchange rates and raw materials pass-throughs as provided for in the variable compensation plan.

The net income growth target was set at 7% growth from the base 2010 non-GAAP net income of $1,476 million. Actual net income growth of 9% was achieved which includes certain adjustments for foreign exchange as provided for in the variable compensation plan. The actual performance was negatively impacted by 3 percentage points as a result of the Compensation Committee’s decision to exclude from net income a non-operational and non-cash accounting gain associated with the Company’s increased ownership and consolidation of a joint venture (see the Company’s 2011 Form 10-K and Annual Report for details of the joint venture transaction). The Compensation Committee determined that this item did not reflect, or result from management’s operating performance during the year.

The working capital as a percentage of sales target goal was set at 12.5%, and the actual results achieved were 12.2%.

The table below shows for each financial performance measure, the Company’s 2011 target financial goals set by the Compensation Committee that would earn a payout of 100% of target compensation, as well as the actual performance achieved.

Financial Measure	2010 Base (millions)	2011 Target Goals (millions)	Growth Required for Target	2011 Performance (millions)	Growth Achieved
Sales	$9,897	$10,400	5%	$11,159	13%
Net Income	$1,476	$ 1,575	7%	$ 1,616	9%
Working Capital as % of Sales	12.2%	12.5%	n/a	12.2%	n/a

The Compensation Committee engaged the Company’s internal audit department to verify that the Company’s performance against the pre-established corporate consolidated financial measures was properly determined for 2011 performance-based variable compensation. The report of the internal auditors confirmed to the Compensation Committee that such performance was properly determined.

Non-Financial Performance.  In addition to determining performance against financial measures, the Compensation Committee determined that the Company’s performance with respect to the pre-established non-financial goals was outstanding, and consequently, should be a strong positive factor in determining performance-based variable compensation. For example, the Compensation Committee noted that the Company:

(i)	consistently continued to outperform its peers and the S&P 500 and its Materials Sector, delivering strong total shareholder returns,

(ii)	considerably extended its product lines, reduced plant costs and continued geographic expansion into emerging markets,

(iii)	was selected for the Dow Jones Sustainability World Index for the ninth year in a row,

(iv)	accelerated activities to develop a globally diverse talent pool

(v)	increased community support activities with 40% of employees participating in volunteer activities, and

(vi)	strengthened global compliance and experienced a record year for personal and vehicle safety.

The Compensation Committee applied a positive adjustment of 35 percentage points to the variable compensation payout in recognition of the Company’s exceptional performance relative to the non-financial goals.

Individual Performance.  The Compensation Committee may make a positive or negative adjustment to each NEO’s performance-based variable compensation based on its evaluation of individual performance, determined with reference to one or more of the qualitative factors described below. The Compensation Committee takes into consideration the CEO’s recommendations for the adjustment appropriate for each NEO. In evaluating individual performance, the Compensation Committee considers various qualitative factors relating to each NEO, examples of which may include the NEO’s performance in his principal area of responsibility and the degree to which the Compensation Committee wishes to reward such performance and the NEO’s exhibition of the values and competencies that are important to the success of the Company.

Adjustments were made to the payouts of each NEO based upon his individual performance in 2011. The Compensation Committee did not find it practical, nor did it attempt, to assign relative weights to any individual factors or subject them to pre-defined, rigid formulas, or set financial or other objective goals related to personal performance, and the importance and relevance of specific factors varied for each NEO. In 2011, none of these factors individually, nor any combination of them collectively, had any material impact on the total annual compensation for any NEO; nor was there any material variation in individual performance adjustments among the NEOs.

Performance-Based Variable Compensation Illustration.  To illustrate how the Compensation Committee calculated 2011 performance-based variable compensation awards under the Variable Compensation Plan, assume the following hypothetical example:

—	The NEO’s base salary was $500,000 and target performance-based variable compensation was 85% of base salary;

—	the Company achieved above target performance for each of the three financial measures rendering a financial payout result of 140 percentage points;

—	the Compensation Committee determined that the Company’s achievement of non-financial goals supported a positive adjustment of 30 percentage points; and

—	the Compensation Committee made an upward adjustment of 10% to the NEO’s performance-based variable compensation based upon his individual performance.

The NEO’s performance-based variable compensation would have been $794,750 calculated as follows:

$500,000	base salary
x 85%	target variable compensation
$425,000
x 170%	140% financial plus 30% non-financial performance
$722,500
x 110%	individual performance adjustment
$794,750	total payout

Adjustment of Payout Under Section 162(m) In December 2010, the Compensation Committee identified participants and established an upper limit on performance-based variable compensation that could be paid to NEOs for 2011 under the shareholder-approved “Praxair, Inc. Plan for Determining Awards under Section 162(m)” (the “162(m) Plan”) based upon budgeted net income performance. In January 2012, the Compensation Committee certified the Net Income earned and the maximum performance-based variable compensation awards available to each NEO under the 162(m) Plan. It then exercised its downward discretion to adjust the actual payments to a level it deemed appropriate for each NEO according to the methodology described above.

Equity Awards

Objectives	Key Features

Assure a strong alignment of NEOs and shareholders’ interests

Incent and reward sustained performance, providing an equity mix that has a balance of medium-term and long-term performance incentives and rewards

Enhance long term shareholder value via improvements in earnings-per-share and stock appreciation

Attract and promote long term retention of executive talent

Regular equity award grants are a mix of stock options and performance share unit awards (each being 50% of the total equity target value).

Date of annual equity grants is uniformly set in advance as the date of the Board’s regular February meeting.

Stock options material terms:

•  Exercise price is fixed at 100% of the closing market price on date of grant.

•  Vest in equal tranches of one-third per year over three years and expire after ten years.

•  Repricing is prohibited without shareholder approval.

Performance share units material terms:

•  Vest if performance meets pre-established cumulative earnings-per-share growth over a 3-year performance period.

•  Pay no dividends nor accumulate dividend equivalents prior to vesting.

•  If vested, payment of shares will range from 50% to 150% of the individual’s “target” number of units.

•  If performance goal is not met, the award will be forfeited; however, if the threshold is not met as a result of materially adverse and unforeseen market conditions beyond the control of the Company and its EPS growth exceeds the average cumulative growth in operating earnings of the companies included in the Materials Sector of the S&P 500 index for the same performance period, payout will be 50% of “target” unless the Committee determines that no payment should be made.

•  NEOs must hold all after-tax shares derived from vested awards until the stock ownership requirement is met.

2011 Equity Awards.  The Compensation Committee determined that stock options continue to present an appropriate balance of risk and reward in that stock options have no value unless the Company’s stock price increases above the option exercise price. It considered that the opportunity for leveraged appreciation from growth in shareholder value over the ten-year grant term encourages long term decision-making. The Compensation Committee also noted that the Company’s historical record of strong stock price performance results in the Company’s executives placing high value on stock options as a compensation vehicle.

The Compensation Committee also recognized that performance share unit awards can provide appropriate reward to executives for performance while also mitigating some of the impact of an economic downturn on the stock option portion of the annual awards. A three year performance period is believed to be an appropriate medium-term balance between the one-year performance-based variable compensation goals and the longer-term stock option share price growth goals.

Cumulative EPS growth continued to be considered an appropriate measure for the performance share unit awards as it is an indicator of how well the Company has grown shareholder value over time, is easily understood by executives and shareholders and progress can be communicated quarterly. Additionally, the Compensation Committee noted that consistency in award design, coupled with the overlapping three-year performance periods that result from regular annual grants, encourage management to focus on sustainable growth.

In December 2010, the target dollar value of 2011 equity awards for each NEO was established by the Compensation Committee primarily from its consideration of the benchmark data for equivalent positions in the Key Company Group. Other factors considered were each NEO’s experience, relative responsibility, expected performance and retention goals. The Compensation Committee did not deem relevant the number or value of equity awards then held by NEOs or the amount of previous gains realized by NEOs from exercises of options, the vesting of performance share units and restricted stock units, or in Mr. Angel’s case, the vesting of previously-granted restricted stock. The Compensation Committee determined to use stock options to deliver 50% of the target dollar value and performance shares to deliver the remaining 50%.

In January 2011, using the target dollar values for equity amounts established in December 2010, the Compensation Committee determined the actual number of stock options and performance shares to grant to each NEO. A Black-Scholes Valuation model was used in determining the number of stock options granted and the market price of the Company’s common stock was used in determining the number of performance shares granted.

Also in January 2011, the Compensation Committee established February 22, 2011 as the grant date for NEOs’ and other eligible employees’ options and performance share unit awards, coinciding with the Board’s scheduled meeting date, ensuring a reasonable interval would exist between the Company’s public release of 2010 earnings results in late January 2011 and the grant date upon which the exercise price of the options was set.

2009-2011 Performance Share Unit Payout. In February 2009, the Compensation Committee approved grants of performance share units with payouts that were subject to the Company’s achieving cumulative EPS growth goals for the 2009-2011 performance cycle, as shown in the table below. In January, 2012, the Compensation Committee determined that a payout equal to 131% of the target number of performance share units granted had been earned under a pre-established formula, as the three-year cumulative EPS growth of 29.3% exceeded the target growth rate. The earned performance share units vested in February 2012 and were converted to shares and distributed.

2009-2011 Cumulative EPS Growth Targets

Target	Maximum	Actual	Payout as % Target
20%	35%	29.3%	131%

Benefits Available to Executive Officers

The Company makes available to NEOs essentially the same benefit plans generally available to other U.S. employees, and also provides to them limited perquisites and personal benefits.

Health, Welfare and Retirement Plans

Objectives	Key Features

Provide competitive benefits that attract executive talent and promote employee health and well being

Provide opportunity for retirement income accumulation, including opportunities to “invest in” Company stock

Encourage long term service

Tax-Qualified Pension Plan:

• The Company maintains a tax-qualified pension plan for most U.S. employees, including the NEOs.

Supplemental Retirement Income Plan:

• Maintained for the primary purpose of providing retirement benefits that would otherwise be paid to U.S. employees under the tax-qualified pension plan but for the application of certain limitations under federal tax law.

• Incremental benefits paid under the supplemental plan are calculated in the same manner as the underlying tax-qualified pension plan.

• Only base salary and annual variable compensation awards are considered in pension calculations.

401(k) Plan:

• For U.S. employees, contributions to the plan are voluntary and may be invested in various funds, including the Company’s stock fund.

Deferred Compensation:

• U.S. employees eligible to participate in the Variable Compensation Plan, including the NEOs, may participate in the plan.

• Contributions to the plan are voluntary and represent compensation already earned by the participant.

• Employees may choose to invest in Company stock equivalent units and receive Company stock in payment of deferred amounts.

• No above-market earnings are payable on deferred compensation.

Other Plans:

• Medical plan, dental plan, short and long term disability, life insurance, relocation and vacation programs.

From time to time, the Compensation Committee may approve certain other benefit plan adjustments to be applied to a NEO when it is in the best interests of the Company such as to facilitate the recruitment of an executive. Any such adjustments for any NEO are disclosed in the tables in this Proxy Statement or their related footnotes or narratives.

The Compensation Committee, with the advice of its independent consultant, has in the past approved certain additional retirement benefits for certain executives, including additional service credits for Mr. Angel. This benefit was provided in order to attract Mr. Angel to the Company by compensating him for benefits lost upon departure from his previous employer and to provide an additional retention incentive. Also described in the 2011 Pension Benefits Table included below are certain adjustments for Messrs. Malfitano and Menezes related to their service in Brazil which adjustments are generally available to all similarly situated employees.

Perquisites and Personal Benefits

Objective	Key Features
Provided for limited and specifically defined business purposes

The Compensation Committee reviews expenses, regardless of amount, that could be construed as a perquisite or personal benefit for each NEO.

No “tax gross-up” is permitted for any executive officer perquisite or personal benefit unless such gross-up is available to employees generally.

The Company’s internal audit department performs an annual audit of executive officer expense reports for compliance with Company policies and the independent auditors review that work.

Severance and Change-in-Control Arrangements

The Company has entered into executive severance compensation agreements with certain senior executives, including NEOs. The Compensation Committee determined that these arrangements are generally comparable to those provided by companies in the Practices Tracking Group and provide a legitimate and reasonable benefit to the Company and its shareholders. The Company also maintains a severance plan that provides certain benefits to eligible employees, including NEOs, in connection with certain Company-initiated terminations.

Severance and Change-in-Control Arrangements

Objectives	Key Features

Provide temporary income following an involuntary termination of employment

Encourage retention of executives for continuity of management, and to keep executives focused on performing their duties in the event of a change-in-control or if the Board were to consider strategic transactions including a change-in-control

Severance Plan:

• All full-time U.S. employees, including NEOs are eligible.

• Upon a without-cause termination, maximum payment is generally limited to 26 weeks of base pay, calculated based upon time and service and salary rate at time of termination.

• The Company retains the discretion to pay severance in excess of the limit in appropriate cases.

• No severance payout and a forfeiture of unvested equity required upon a for-cause termination.

Change-in-Control Arrangements:

• Double trigger is required for payments (requires both change-in-control and termination).

• Termination must be by the Company other than for cause or by executive with “good reason” and within 2 years of change-in-control.

• For agreements initiated from January 2010 (earlier agreements are “grandfathered”):

— Lump sum payout equals 2 times salary plus target variable compensation

— No reimbursement of excise taxes and no “tax gross-up”

As a condition of entering into the agreements, each NEO is required to enter into a Nondisclosure, Nonsolicitation and Noncompetition Agreement under which the NEO agrees not to:

• Disclose Company confidential information both during and after termination of his or her employment with the Company.

• Solicit the Company’s customers and employees for a period of two years following the NEO’s termination of employment with the Company for any reason.

• Engage in any activities that compete with those of the Company for a period of two years following the NEO’s termination of employment.

The Compensation Committee considers the total payments and benefits that could be received by each NEO under various employment termination events, including retirement, voluntary resignation, and termination by the Company, including following a change-in-control of the Company. The Compensation Committee has concluded that the amounts that could be received are appropriate to each NEO’s circumstances.

Other Compensation Policies and Considerations

Say-on-Pay Shareholder Voting Results.  In 2011, Praxair’s Board of Directors determined that a non-binding shareholder advisory vote on NEO compensation should be held each year in order to comply with the Dodd-Frank Act and to provide timely feedback to the Board and the Compensation Committee regarding the Company’s executive compensation programs. At the 2011 annual meeting, 96% of the votes cast were in favor of the proposal to approve the compensation of the NEOs as disclosed in the 2011 proxy statement. The Compensation Committee believes that this result affirms its view that the Company’s NEO compensation program is satisfactory to shareholders.

Stock Ownership, Holding Period Requirements, and Hedging.  In order to align executives’ interests with shareholder interests, the Compensation Committee has established a stock ownership policy for NEOs (see disclosure on details of this policy in the Corporate Governance and Board Practices section of this Proxy Statement under the caption “Executive Stock Ownership Policy”). NEOs may comply with this policy by acquiring Company stock or stock-equivalent units through equity incentive grants, as well as through the Company’s Compensation Deferral Program, 401(k) Plan, Dividend Reinvestment and Stock Purchase Plan and through other personal investments. Under the Company’s Officers’ Stock Ownership Policy, until the stock ownership level is met, an officer may not sell any of his/her holdings of Company stock, and must hold all shares acquired after tax upon vesting of performance share units or restricted stock. As of the date of this Proxy Statement, each NEO has met or exceeded his ownership requirement or is within the time permitted to meet the required share ownership.

The Compensation Committee reviewed 2011 stock transactions by executive officers and their year-end holdings to ensure that executives were compliant with the stock ownership policy, including the policy’s anti-hedging provisions, and inspection for improper dispositions back to the Company or other self-dealing. Based on this review, the Compensation Committee determined that the equity incentives previously granted to NEOs continue to be used appropriately.

Recapture Clawback Policy.  The Compensation Committee has adopted a policy for the recapture of annual performance-based variable compensation payouts, equity grants and certain equity gains in the event of a later restatement of financial results. Specifically, if the Board, or an appropriate committee thereof, has determined that any fraud by any elected officer of the Company materially contributed to the Company having to restate all or a portion of its financial statement(s), the Board or committee shall take, in its discretion, such action as it deems necessary to remedy the misconduct. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including consideration of fairness and equity. Among those remedies, the Board or committee, to the extent permitted by applicable law, may require reimbursement of any performance-based cash, stock or equity-based award paid or granted to, or gains realized (such as through the exercise of stock options or sale of equity securities) by, any or all elected officers of the Company, if and to the extent that:

(a)	the amount of such cash, stock or equity-based award was calculated based upon, or realized gain can reasonably be attributed to, certain financial results that were subsequently reduced due to a restatement, and
(b)	the amount of the cash, stock or equity-based award, or gain that would have been paid or granted or realized, would have been lower than the amount actually paid or granted or realized.

Tax and Accounting.  Under Internal Revenue Code Section 162(m), the Company may not take a tax deduction for compensation paid to any NEO (other than the Company’s CFO) that exceeds $1 million in any year unless the compensation is “performance-based.” While the Compensation Committee endeavors to structure compensation (including performance-based variable compensation as discussed above) so that the Company may take a tax deduction, it does not have a policy requiring that all compensation must be deductible and it may, from time to time, authorize compensation that is not tax deductible. Accounting treatments were reviewed but did not impact the selection and design of equity and equity-related compensation for 2011, although all such grants were made in a manner as to not require mark-to-market accounting treatment.

EXECUTIVE COMPENSATION TABLES

The tables below present compensation information for NEOs and include footnotes and other narrative explanations important for your understanding of the compensation information in each table. The Summary Compensation Table summarizes key components of NEO compensation for 2011, 2010 and 2009. The five tables following the Summary Compensation Table provide more detailed information about the various types of NEO compensation for 2011, some of which are included in the Summary Compensation Table. The final table provides information regarding compensation that NEOs would receive when their employment with the Company terminates under various circumstances or in connection with a change-in-control.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All other Compensation ($)(5)	Total ($)
Stephen F. Angel, Chairman President & Chief Executive Officer	2011	1,145,000	3,712,760	3,862,854	3,567,315	6,186,000	173,098	18,647,026
	2010	1,083,750	3,087,000	2,568,232	3,105,000	5,320,000	162,660	15,326,642
	2009	1,035,000	3,035,109	2,266,156	1,242,000	2,478,000	128,039	10,184,304
James S. Sawyer, Executive Vice President & Chief Financial Officer	2011	590,000	954,197	992,736	992,554	1,677,000	21,216	5,227,703
	2010	568,750	952,331	674,186	851,120	1,103,000	20,491	4,169,878
	2009	550,000	875,621	653,660	448,800	269,000	20,625	2,817,706
Ricardo S. Malfitano, Executive Vice President(6)	2011	620,000	982,275	1,021,950	1,258,243	3,207,000	36,515	7,125,983
	2010	600,000	952,331	674,186	1,086,874	1,961,000	34,493	5,308,884
	2009	585,000	904,902	675,395	457,470	642,000	24,553	3,289,320
Scott E. Telesz, Executive Vice President(6)	2011	526,250	730,032	759,203	836,109	40,361	36,458	2,928,413
	2010	362,841	1,199,805	—	793,100	10,639	399,904	2,766,289
Eduardo F. Menezes, Executive Vice President(6)	2011	462,500	730,032	759,203	745,152	1,845,000	17,344	4,559,231

(1)  Amounts reported are actual salaries paid for the calendar year and include adjustments to base salary rates if applicable. Base salary adjustments are typically effective April 1 of each year.

(2)  These amounts are the full grant date fair value of equity awards made for each year as determined under accounting standards related to share-based compensation. The Stock Awards amounts are the values for performance share unit grants made to each NEO in each of the years valued at the target number of shares granted. The Option Awards amounts are the values for options granted in each of the years. The maximum payout values of the performance share unit awards (based upon the price per share used to compute the full grant date fair values in the table above) are: Mr. Angel: $5,569,140, $4,630,536, and $4,552,664, for 2011, 2010 and 2009, respectively; Mr. Sawyer: $1,431,341, $1,215,562, and $1,313,432 for 2011, 2010 and 2009, respectively; Mr. Malfitano: $1,473,412, $1,215,562, and $1,357,353, for 2011, 2010 and 2009, respectively; Mr. Telesz: $1,095,048 for 2011; and Mr. Menezes: $1,095,048 for 2011. In addition, for 2010 the Stock Awards amounts include the value of one-time grants of restricted stock units made to Messrs. Sawyer and Malfitano in 2010 and a restricted stock unit grant to Mr. Telesz made as an inducement for him to join the Company as a senior executive in 2010. The assumptions used in computing the Option Awards and Stock Awards amounts are included in Note 15 to the Company’s 2011 financial statements in the 2011 Form 10-K and Annual Report.

The amounts shown in the Stock Awards and Option Awards columns were not actually paid to any NEO in the year reported; rather the grants represented by these amounts are subject to vesting and performance conditions that may or may not result in actual payouts in future years. In addition, a stock option has value only if the Company’s stock price increases above the option exercise price (an “in-the-money” option). If a NEO exercises an in-the-money option, he would then realize an actual gain. Any gain actually realized for options exercised in 2011, and the number of performance share units that vested in 2011 and the value realized upon vesting are reported in the “Option Exercises and Stock Vested” table below.

(3)  In 2011, 2010 and 2009, the Company achieved certain financial and non-financial goals that the Compensation Committee set under the Company’s Variable Compensation Plan. Therefore, the Compensation Committee awarded each NEO performance-based variable compensation payments in February 2012 (for 2011 performance), February 2011 (for 2010 performance), and February 2010 (for 2009 performance). These amounts are reported as “Non-equity Incentive Plan Compensation.” See the detailed description of the Variable Compensation Plan in the preceding CD&A under the caption “Annual Performance-Based Variable Compensation.”

(4)  Amounts in this column are the annual increase in actuarial present value of retirement benefits payable under the Company’s Pension Program. These amounts were not actually paid to any NEO. See the detailed description of the Pension Program and how these amounts are calculated under “Additional Information Regarding 2011 Pension Benefits Table.” The total pension present value accrued for each NEO through 2011 under the Company’s Pension Program is disclosed in the Pension Benefits Table.

No amounts accumulated under the Company’s Compensation Deferral Program earn above market or “preferential” interest or other earnings; therefore, no earnings are included in this column.

(5)  The amounts in this column include Company matching contributions to the Company’s 401(k) Savings Plan and Company contributions to the Compensation Deferral Program described under the “Nonqualified Deferred Compensation” table below. Company plan contributions in 2011 were: $33,750 for Mr. Angel; $12,938 for Mr. Sawyer; $14,063 for Mr. Malfitano; $14,063 for Mr. Telesz; and $8,156 for Mr. Menezes. This column also includes any perquisites or personal benefits that exceeded $10,000 for any NEO during 2011, valued at the Company’s incremental costs. Such perquisites or personal benefits were: (1) financial planning services and physical examinations provided to Messrs. Angel, Malfitano, and Telesz and (2) $117,589 for Mr. Angel’s personal use of corporate aircraft. For reasons of security and time management, the Board requires the Chief Executive Officer to use the Company’s corporate aircraft for personal use as well as business travel. The aircraft is available for the Company’s use through a time-share arrangement. The Company pays a fixed time-share charge for the right to use the aircraft, and a per-trip charge. The Company calculates the incremental aircraft costs for Mr. Angel’s personal use as the full amount of those per-trip charges attributable to his personal use. The fixed time-share charge is not included as an incremental cost, as the Company must pay this amount even if Mr. Angel does not use the aircraft for personal travel. Consistent with Company policy, NEOs were not reimbursed for any taxes due based on the imputed value of Company-provided perquisites or personal benefits not generally available to all employees. In addition, the Company pays for or provides executive officer travel, lodging and related expenses incurred in connection with attending Company business related events, including Board meetings (including the expenses related to the attendance of spouses if they are specifically invited for appropriate business purposes), and may provide use of Company chartered aircraft if available. No amounts are reported in the table for these business expenses. The Company also maintains certain country club memberships for business entertainment purposes which memberships, by club rules, must be in an executive’s name. By Company policy, reimbursement of club costs is authorized only when membership and use of the club facilities are judged to be important to the conduct of the Company’s business. Since no NEO made personal use of these club memberships during 2011, no amounts are reported in the table.

(6)  Effective March 1, 2012, Mr. Malfitano retired from the Company and Messrs. Telesz and Menezes were promoted from Senior Vice Presidents to Executive Vice Presidents. Because Mr. Telesz joined the Company in April 2010, only 2010 and 2011 compensation information is provided for him. Because Mr. Menezes became a NEO for the first time in 2011, only 2011 compensation information is provided for him.

Total Compensation Actually Paid.

The amount reported in the “Total” column of the table above is the sum of all of the columns. It includes the Stock Awards, Option Awards and Change in Pension Value amounts, none of which were actually paid to any NEO in 2011, 2010, or 2009. The Stock Awards, Option Awards and Change in Pension Value amounts actually paid or provided in the future may be more or less than the reported amounts. The amount of compensation actually paid or provided to each NEO for 2011 (being Salary, Non-equity Incentive Plan Compensation and All Other Compensation) was: Mr. Angel: $4,885,413 (26% of Total Compensation reported); Mr. Sawyer: $1,603,770 (31% of Total Compensation reported); Mr. Malfitano: $1,914,758 (27% of Total Compensation reported); Mr. Telesz: 1,398,817 (48% of Total Compensation reported); and Mr. Menezes: $1,224,996 (27% of Total Compensation reported).

2011 GRANTS OF PLAN-BASED AWARDS

The following table provides more detailed information regarding the 2011 Non-Equity Incentive Plan Compensation, Stock Awards and the Option Awards reported in the Summary Compensation Table above. The 2011 option grants and performance share unit awards reported in the table below were made under the 2009 Praxair, Inc. Long Term Incentive Plan. Options and performance share units granted to NEOs are made on substantially the same terms as grants to all other eligible employees. For additional information regarding the material terms of these grants, see the CD&A under the caption “Equity Awards.” Treatment of equity awards upon termination of employment is described in the “Potential Payments Upon Termination or Change-in-Control” section below under the caption “Equity Awards.”

			Estimated Possible Payouts Under Non- Equity Incentive Plan Awards Threshold			Estimated Future Payouts Under Equity Incentive Plan Awards Threshold
Name	Grant Date	Compen- sation Committee Approval Date(1)	($)	Target ($)	Maximum ($)	(#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Stephen F. Angel

Variable Cash Compensation(2)			0	1,603,000	5,650,575

Performance Share Units(3)	2/22/2011	1/24/2011				0	40,330	60,495				3,712,760

Stock Options(4)	2/22/2011	1/24/2011								218,175	97.84	3,862,854
James S. Sawyer

Variable Cash Compensation(2)			0	531,000	1,871,775

Performance Share Units(3)	2/22/2011	1/24/2011				0	10,365	15,548				954,197

Stock Options(4)	2/22/2011	1/24/2011								56,070	97.84	992,736
Ricardo S. Malfitano

Variable Cash Compensation(2)			0	589,000	2,076,225

Performance Share Units(3)	2/22/2011	1/24/2011				0	10,670	16,005				982,275

Stock Options(4)	2/22/2011	1/24/2011								57,720	97.84	1,021,950
Scott E. Telesz

Variable Cash Compensation(2)	2/22/2011	1/24/2011	0	447,313	1,576,777

Performance Share Units(3)	2/22/2011	1/24/2011				0	7,930	11,895				730,032

Stock Options(4)										42,880	97.84	759,203
Eduardo F. Menezes

Variable Cash Compensation(2)	2/22/2011	1/24/2011	0	370,000	1,304,250

Performance Share Units(3)	2/22/2011	1/24/2011				0	7,930	11,895				730,032

Stock Options(4)										42,880	97.84	759,203

(1)  On January 24, 2011 the Compensation Committee approved the total number of stock options and target performance share units to be allocated among all eligible employees and specifically approved the stock options, and target performance share units to be granted to NEOs and all other executive officers. The Compensation Committee set February 22, 2011 as the actual grant date of these awards. For a more detailed description of the Compensation Committee’s long term incentive grant practices, see the CD&A under the caption “Equity Awards.”

(2)  The actual amount of performance-based variable compensation paid in February 2012 for 2011 performance is shown in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column for 2011. The amounts shown in these columns are the range of potential 2011 payments that could have been made under the Company’s Variable Compensation Plan in accordance with the performance criteria determined by the Compensation Committee. Target amounts are expressed as a percent of each NEO’s salary, assuming achievement of 100% of Company financial goals. The Maximum amounts are the maximum payments that could be made. However, payout at the maximum has never been attained. For more information, see the explanation in the CD&A under the caption “Annual Performance-Based Variable Compensation.”

(3)  These are the threshold, target and maximum number of shares that may be earned under performance share unit awards made in February 2011. See the further description set forth in the CD&A under the caption “Equity Awards” for more information about the performance share unit awards.

(4)  These are the number of shares underlying stock option grants made in February 2011. See the explanation set forth in the CD&A under the caption “Equity Awards” for more information about the stock option grants.

(5)  The amounts in this column are the full grant date fair values of the performance share units (valued at the target number of shares granted) and the time-vesting stock option and restricted stock unit grants, made in 2011 are calculated in accordance with accounting standards related to share-based compensation. These amounts are neither paid to any NEO nor equal to the amounts recognized by the Company as compensation expense in 2011 under accounting standards related to share-based compensation.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below shows each NEO’s outstanding stock option grants and unvested performance share and restricted stock unit awards at the end of 2011. For each outstanding option grant, the table shows the option shares that have vested (or that are “Exercisable”) and those not yet vested (or that are “Unexercisable”). The material terms of the 2011 option grants and performance share unit awards reported in the table below are described under the caption “Equity Awards” in the CD&A. The material terms of the option grants and performance share unit grants made prior to 2010 that were outstanding at December 31, 2011 are substantially the same as those described for the 2011 grants, and the terms of outstanding restricted stock units are described in footnote (2) to the table below. Treatment of equity awards upon termination of employment is described in the “Potential Payments Upon Termination or Change-in-Control” section below under the caption “Equity Awards.”

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Un- exercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Stephen F. Angel	30,000	0	0	36.580	2/24/2004	2/24/2014	0	0	137,715	14,721,734
	143,100	0	0	44.250	2/22/2005	2/22/2015
	130,600	0	0	53.980	2/28/2006	2/29/2016
	308,300	0	0	61.470	2/27/2007	2/27/2017
	195,200	0	0	83.890	2/26/2008	2/26/2018
	187,673	93,837	0	60.920	2/24/2009	2/24/2019
	68,213	136,427	0	76.160	2/23/2010	2/23/2020
	0	218,175	0	97.840	2/22/2011	2/22/2021
James S. Sawyer	37,447	0	0	83.890	2/26/2008	2/26/2018	1,334	142,605	37,330	3,990,577
	0	27,067	0	60.920	2/24/2009	2/24/2019
	0	35,814	0	76.160	2/23/2010	2/23/2020
	0	56,070	0	97.840	2/22/2011	2/22/2021
Ricardo S. Malfitano	100,000	0	0	44.250	2/22/2005	2/22/2015	1,334	142,605	38,155	4,078,770
	92,500	0	0	53.980	2/28/2006	2/29/2016
	92,500	0	0	61.470	2/27/2007	2/27/2017
	54,800	0	0	83.890	2/26/2008	2/26/2018
	55,933	27,967	0	60.920	2/24/2009	2/24/2019
	17,906	35,814	0	76.160	2/23/2010	2/23/2020
	0	57,720	0	97.840	2/22/2011	2/22/2021
Scott E. Telesz	0	42,880	0	97.840	2/22/2011	2/22/2021	15,000	1,603,500	7,930	847,717
Eduardo F. Menezes	23,000	0	0	44.250	2/22/2005	2/22/2015	1,000	106,900	18,060	1,930,614
	25,000	0	0	53.980	2/28/2006	2/29/2016
	25,000	0	0	61.470	2/27/2007	2/27/2017
	16,000	0	0	83.890	2/26/2008	2/26/2018
	20,753	10,377	0	60.920	2/24/2009	2/24/2019
	6,536	13,074	0	76.160	2/23/2010	2/23/2020
	0	42,880	0	97.840	2/22/2011	2/22/2021

(1)  Each stock option vests, or became fully vested, in three consecutive equal annual installments beginning on the first anniversary of the grant date.

(2)  These are the number of shares underlying unvested one-time restricted stock unit grants made in February 2010 to Messrs. Sawyer, Malfitano, and Menezes. In addition, Mr. Telesz, was granted restricted stock units in April 2010 in connection with his joining the Company as a Senior Vice President. The restricted stock unit awards made to Messrs. Sawyer, Malfitano, and Menezes vest in consecutive equal annual installments over three years, beginning on the first anniversary of the grant date. Mr. Telesz’s restricted stock unit award vests in equal installments of 5,000 shares each on the second, fifth and seventh anniversaries of its grant date.

(3)  The market value reported in this column is the number of unvested restricted stock units granted times the closing price of the Company’s common stock on the NYSE of $106.90 per share on December 31, 2011.

(4)  The number of shares reported is the target number of performance share units granted in February 2009, 2010 and 2011. The reported market value of these performance share units reflects the Company’s common stock price per share on the NYSE of $ $106.90 on December 31, 2011. The performance share units that were granted in February 2009 vested and paid out in February 2012 at 131% of target as discussed under the caption “Equity Awards” in the CD&A section of this Proxy Statement.

2011 OPTION EXERCISES AND STOCK VESTED

This table provides information about any stock options that were exercised or restricted stock and restricted stock units that vested during 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)

Stephen F. Angel	250,000	18,994,683	24,559	2,602,605
James S. Sawyer	203,206	8,161,395	666	64,602
Ricardo S. Malfitano	148,000	10,820,223	666	64,602
Scott E. Telesz	0	0	0	0
Eduardo F. Menezes	0	0	500	48,500

(1)  The option exercise value realized equals the (i) NYSE market price of the Company’s common stock at the time of the option exercise minus the option exercise price, multiplied by (ii) the option shares exercised. These amounts are before taxes.

(2)  Shares acquired pursuant to the partial vesting and payout in February 2011 of restricted stock unit awards made in February 2010 and the payout on April 23, 2011 of 24,559 shares, being the last portion of a restricted stock grant made to Mr. Angel in connection with his joining the Company in 2001. The value of the shares is before taxes and equals the number of shares paid out multiplied by the NYSE market price of the Company’s common stock on the payout date.

2011 PENSION BENEFITS

The table below shows certain retirement benefit information under the Company’s Pension Program. This information is described more fully in the footnotes to the table and in the narrative after the table under the caption “Additional Information Regarding Pension Benefits Table.”

			Present Value of
		Number of Years of	Accumulated	Payments During Last
Name	Plan Name(1)	Credited Service (#)	Benefit ($)(2)	Fiscal Year ($)
Stephen F. Angel (3)	Praxair Pension Plan	11	359,000	0
	Supplemental Retirement Income Plan	25	20,160,000	0
James S. Sawyer (5)	Praxair Pension Plan	26	1,193,000	0
	Supplemental Retirement Income Plan	26	6,001,000	0
Ricardo S. Malfitano (4)	Praxair Pension Plan	31	0	0
	Supplemental Retirement Income Plan	31	12,837,000	0
Scott E. Telesz	Praxair Pension Plan	2	15,000	0
	Supplemental Retirement Income Plan	2	36,000	0
Eduardo F. Menezes (4)	Praxair Pension Plan	26	717,000	0
	Supplemental Retirement Income Plan	26	3,590,000	0

(1)  Except for Mr. Telesz, who participates in an Account-Based Pension Program, each NEO participates in the Traditional Design Pension Program.

(2)  See the narrative after the table for a description of the Present Value of Accumulated Benefit. The values for each plan listed above are additive.

(3)  The Praxair Pension Plan credited years of service for Mr. Angel represent his actual years of service with the Company. In connection with his recruitment to the Company in 2001, and in order to provide him with a retention incentive, the Company agreed to provide Mr. Angel with additional credit under the Company’s Supplemental Retirement Income Plans (collectively referred to as the “SRIP”). Effective January 1, 2011, Mr. Angel received an additional credit under the SRIP for 10 years of service that he had with his prior employer, General Electric Company. He also will receive credit under the SRIP for an additional 11.64 years of General Electric service on January 1, 2016 if he remains continuously employed with the Company until that date. If Mr. Angel is terminated for cause, he will not be granted any additional service credit for any purpose and will forfeit any additional service previously credited. If he is involuntarily terminated other than for cause, dies or there is a change-in-control of the Company (as defined in the Severance Agreements described below under the caption “Potential Payments Upon Termination or Change-in-Control”) on or before December 31, 2015, the full additional 11.64 years’ service credit would be accelerated to the effective date of the event. If he becomes disabled, service credit will continue to accrue according to the terms of the Company’s Pension Program, plus the additional 11.64 years of service credit on January 1, 2016. Under financial accounting rules, the Company is recognizing as an accrued pension liability the additional years of service credit that Mr. Angel may receive under the SRIP over the course of his anticipated years of service. Therefore, the service and value amounts shown in the table reflect this ratable accrual. When he retires from the Company, he will receive retirement benefits under the Company’s Pension Program based on his service with the Company and any additional service that the Company recognizes at his retirement date, less an offset for benefits he receives under the General Electric retirement plans. The values shown above include the effect of this offset. At the end of 2011, the present value of the accumulated benefit for Mr. Angel’s 10.67 years of actual years of service with the Company under the SRIP was $7,648,000. The present value of the accumulated benefit for Mr. Angel’s 20.67 years of services under the SRIP (which includes the first tier of his GE service) was $14,787,000.

(4)  Credited years of service reported for Messrs. Malfitano and Menezes combine their service with Praxair and White Martins, the Company’s Brazilian subsidiary. Years of service reflect certain equitable adjustments for Messrs. Malfitano and Menezes related to their service for White Martins, which adjustments were generally available to all similarly situated employees. When they retire from the Company, they will receive Pension Program retirement benefits based on their combined Praxair and White Martins service, less an offset for the benefits they receives under the White Martins retirement plan. The values shown above include the effect of this offset. The White Martins retirement plan in which Messrs. Malfitano and Menezes participate is not a defined benefit plan and, therefore, is not separately included in the table above.

(5)  In accordance with transition rules under Section 409A of the Internal Revenue Code, certain SRIP participants (including the NEOs) were previously offered an election as to the payment form of their SRIP benefits. At that time, Mr. Sawyer elected to received his SRIP benefits in an annuity form. The present value of Mr. Sawyer’s accumulated benefit reflects this election.

Additional Information Regarding Pension Benefits Table

Additional information regarding pension benefits is as follows:

Present Value of Accumulated Benefit

The 2011 Pension Benefits table includes a “Present Value of Accumulated Benefit.” This is the value in today’s dollars of the total expected future retirement benefits that each NEO may receive under the Pension Program (described below). These are accrued amounts as of the end of 2011; none of these amounts have been paid to the NEOs. For any given year, there will be a change in the accumulated benefit. For example, from one year to the next, the accumulated benefit may increase because a NEO has worked for an additional year and received credit for that or his Pension Program compensation has increased. The annual change in accumulated benefit is disclosed in the “Summary Compensation Table” in the “Change in Pension Value” column.

The Company recognizes these amounts as a future pension liability on its financial statements. The Company calculates these amounts using complex actuarial valuations and assumptions. These assumptions are described in Footnote 16 to the Company’s 2011 financial statements and in Management’s Discussion and Analysis under the caption “Critical Accounting Policies-Pension Benefits” in the 2011 Form 10-K and Annual Report. However, as required by SEC rules, the 2011 Pension Benefits table assumes that each NEO will retire at the earliest retirement age that would provide full (unreduced) benefits. The value in today’s dollars of the total retirement benefits that each NEO eventually receives may be more or less than the amount shown in the 2011 Pension Benefits table.

General Terms of the Praxair Pension Program

The Company has a pension program for all of its eligible U.S. employees (the “Pension Program”). The Company has an obligation to pay pension benefits according to formulas described below under “Benefits Calculations.” The Pension Program does not include the Company’s 401(k) Savings Plan, which is a “defined contribution plan.” The 401(k) Savings Plan is funded by employee and Company contributions but the Company does not promise any given retirement benefit. Instead, any retirement payments will depend on employee and Company contributions and the investment return on those contributions. As it applies to NEOs and certain other employees, the Pension Program has the following two parts:

1. The Praxair Pension Plan is intended to meet Federal tax law rules so that it will be considered a “tax-qualified defined benefit retirement plan” (the “Pension Plan”). Applicable laws require the Company to periodically set aside funds to meet its obligations under this plan. The rules also limit the amount of benefits that can be paid and do not allow using pay above certain levels to calculate retirement benefits. One or more of these limitations apply to NEOs and to certain other employees. Therefore, the Company maintains several “non-qualified” supplemental plans described in paragraph (2) below.

2. The Praxair Equalization Benefit and Supplemental Retirement Income Plans (collectively referred to as the “SRIP”) are non-qualified deferred compensation plans under the Federal tax rules. Therefore, the Company does not set aside funds to meet these plan obligations. Instead, SRIP participants have only the Company’s promise to pay the amounts due following their termination of employment with the Company. The terms of the SRIP are largely identical to those of the Pension Plan except that: (i) benefits payable under the SRIP are not limited by the Federal tax law limits described above, (ii) in order to comply with Federal tax law governing non-qualified deferred compensation plans, specifically, Section 409A of the Internal Revenue Code, benefits accrued under the SRIP are payable at different times and in different forms than those payable under the Pension Plan, and (iii) NEOs may have additional benefits paid under the SRIP that are not the same as the standard benefits of the Pension Plan (see footnote (3) to the 2011 Pension Benefits Table regarding the crediting of extra years of service for Mr. Angel).

Benefits Calculations

The Company calculates Pension Program benefits using one of the following two basic designs:

Traditional Design

—

This benefit formula considers an employee’s final average pay and years of service with the Company. For this purpose, the employee’s “final average pay” is generally equal to the NEO’s highest three years of salary plus annual performance-based variable compensation out of his last ten years of service.

—

Generally, an employee’s annual pension benefit is determined using a formula of 1.5% times the employee’s years of service with the Company times the employee’s final average pay. This is subject to several reductions, including offsets for the employee’s projected Social Security benefits and certain pension benefits payable under pension programs maintained by the Company’s subsidiaries or affiliates.

—

Unreduced pension benefits are generally payable from the Pension Plan in an annuity beginning upon the earliest of (i) the employee’s reaching age 65, (ii) the employee’s reaching age 62 and completing at least 10 years of service with the Company, or (iii) when the sum of the employee’s age plus years of service with the Company equals at least 85.

—

Employees may elect to retire and receive reduced early retirement benefits under the Pension Plan as early as age 50 with the completion of at least 10 years of service with the Company. In this case, the employee’s Pension benefits are reduced by 5% for each year by which his or her early retirement date precedes the earliest date on which he or she would have been eligible to commence an unreduced benefit. Messrs. Malfitano and Sawyer are currently eligible for this reduced early retirement benefit.Employees who terminate with a vested benefit can elect to receive a significantly reduced Pension Plan benefit upon attaining age 50.

—

Traditional Design benefits under the SRIP are generally payable in a lump sum following the employee’s separation from service with the Company, with the lump sum payment being actuarially equivalent to the employee’s accrued benefit under the SRIP determined using actuarial factors set forth in the Pension Plan and the SRIP.

—	Traditional Design SRIP benefits become immediately vested and payable in a lump sum upon the occurrence of a change-in-control of the Company (as defined in the SRIP).

Account-Based Design

—

This is a “cash balance” pension design that applies to all eligible employees hired on or after May 1, 2002. The Company makes an annual notional “contribution” for each participant equal to 4% of eligible pay (salary plus annual variable compensation) and credits each participant’s account with interest annually based on the 30-year Treasury Bond rate in effect during the preceding October.

—

Benefits vest upon the employee’s completion of three years of service and are generally payable in an annuity form or, if elected by the participant, in a lump sum, beginning any time after the participant’s termination of employment. Account-based benefits under the SRIP are payable in a single lump sum following the employee’s separation from service and become immediately vested and payable upon the occurrence of a change-in-control of the Company (as defined in the SRIP).

2011 NONQUALIFIED DEFERRED COMPENSATION

This table shows information regarding compensation amounts that (i) the NEOs decided not to receive in cash but elected to defer to a later date under the Company’s Compensation Deferral Program, and (ii) Company contributions to the Compensation Deferral Program.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Stephen F. Angel	0	33,750	878,640	0	7,044,621
James S. Sawyer	0	12,938	65,680	0	523,138
Ricardo S. Malfitano	0	14,063	176,033	0	4,424,421
Scott E. Telesz	0	14,063	1,135	0	7,027
Eduardo F. Menezes	0	8,156	3,088	0	22,921

(1)   NEOs did not make any deferral elections with respect to compensation payable for 2011.

(2)  These amounts are Company contributions made in 2012 for the 2011 calendar year under the Compensation Deferral Program. These represent matching contributions that would have been made to the 401(k) Savings Plan on behalf of each NEO but for certain Federal tax law limits under that plan. These amounts are included in “All Other Compensation” in the “Summary Compensation Table” above.

(3)   All Company contributions to the Compensation Deferral Program are invested in a stock-unit equivalent account that tracks the value of the Company’s common stock. Amounts of eligible compensation that each NEO chose to defer, are invested in (i) the Company common stock-unit account and/or (ii) a fixed income account. The earnings in this column are notional earnings based on the price of the Company’s common stock as of December 31, 2011 and/or the return on the fixed income fund. See the further explanation below under the caption “Additional Information Regarding Nonqualified Deferred Compensation Table.”

(4)   Balances are net of prior payouts and otherwise are the total of (i) all compensation that NEOs earned in past years (not just in 2011) but chose to defer, (ii) Company contributions made to the Compensation Deferral Program on behalf of each NEO, and (iii) any notional investment earnings on these amounts. The balances are not amounts paid in 2011.

Additional Information Regarding Nonqualified Deferred Compensation Table

The following summarizes the material terms of the Praxair, Inc. Compensation Deferral Program (“Compensation Deferral Program”):

Deferral Elections; Company Contributions

Eligible employees, including NEOs, may elect to defer receipt of all or some portion of their annual performance-based variable compensation payments and up to 50% (in 10% increments) of their base salaries. The Company promises to pay the deferred amount, plus amounts earned on deferral investments, upon the employee’s termination from the Company, or at some other future date specified by the employee. In addition, the Company makes a notional contribution to the Compensation Deferral Program on behalf of each NEO equal to the matching contributions that would have been made to the 401(k) Savings Plan on behalf of the NEO but for the application of certain Federal tax law limits under that plan.

The Company does not fund or segregate any monies from its general funds, create any trusts, or make any special deposits for payment of benefits under the Compensation Deferral Program. A participant’s right to receive a payment under the Compensation Deferral Program is no greater than the right of an unsecured general creditor of the Company.

Deferral Investments

Participants may invest their performance-based variable compensation deferrals and base salary deferrals into either (1) the Praxair stock-unit equivalent account whose value tracks the market value of Praxair common stock, including reinvestment of dividends into additional Praxair stock-equivalent units, or (2) a fixed income account whose interest rate is fixed annually and is equal to the 1-year U.S. Treasury Bond rate as of the end of the immediately preceding year, plus 50 basis points. For 2011, this fixed rate was 0.7699%. All Company contributions are made into the Praxair stock-unit equivalent account. No preferential earnings are paid to participants, including NEOs.

Deferral Payouts

At the time he or she elects to defer the amounts, a participant elects to receive payment either upon termination or in a specified later year. Company contributions are paid out only upon retirement or termination of employment. If a change-in-control of the Company (as defined in the Compensation Deferral Program) occurs, all previously deferred amounts will be paid regardless of the participant’s previous election.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

If a NEO’s employment with the Company terminates, or a change-in-control of the Company occurs with subsequent involuntary termination, he may be entitled to receive certain payments and/or benefits from the Company. The table that follows shows the estimated payments and/or benefits in connection with the following events based upon the assumptions described below:

1.	Voluntary Termination, which includes a NEO’s voluntary resignation, before or after meeting specified age and service requirements, and Involuntary-for-Cause Termination, which includes the Company’s termination of the NEO’s employment for reasons such as violation of certain Company policies or for certain performance-related issues. For purposes of this section, the specified “age and service” requirements are generally satisfied if a NEO terminates employment with the Company other than for cause after either attaining age 65, attaining age 62 and completing at least 10 years of employment with the Company, or accumulating 85 points, where each year of the NEO’s age and each year of employment with the Company, count as one point.

2.	Involuntary Termination, which includes a termination other than for cause, but not including a termination related to a change-in-control of the Company. Terminations due to death or disability result in substantially the same treatment as an Involuntary Termination, except as described below.

3.	A Change-in-Control of the Company, as defined under the executive severance compensation agreements and under the terms of various plans and agreements described below. Generally, a “change-in-control” means, (1) any consolidation or merger in which the Company is not the continuing or surviving corporation; (2) the liquidation of the Company or the sale of all or substantially all of the assets of the Company; (3) an acquisition by a person or group of more than 20% of the Company’s outstanding shares; or (4) a change in the majority composition of the Board not approved by two-thirds of the directors in office before the change.

The Company has entered into executive severance compensation agreements related to a change-in-control of the Company (the “Severance Agreements”) with certain officers, including NEOs. The Severance Agreements for each NEO are identical, except that the Severance Agreement for Mr. Telesz provides for reduced benefits as discussed below.

The Severance Agreements provide generally that if a NEO’s employment is terminated within two years after a change-in-control either by the Company without cause, or by the NEO for good reason (in both cases, as defined in the Severance Agreements), then he will be entitled to receive: (a) accrued salary, performance-based variable compensation, and benefits; (b) enhanced life, accident, health insurance and pension benefits; (c) a lump sum severance payment equal to three times the sum of his annual salary and target performance-based variable compensation award; and (d) in some cases, reimbursement for the excise tax imposed by Section 4999 of the Internal Revenue Code and corresponding income tax liabilities associated with payment of the excise tax. The Company will make these payments or they will be made through a grantor trust that the Company may adopt and the timing of such payments will be postponed to the extent required to comply with the requirements of Section 409A of the Internal Revenue Code. A Severance Agreement terminates if the executive’s employment with the Company is terminated by the executive or by the Company prior to a change-in-control or if the executive ceases to hold an officer level position with the Company prior to a change-in-control.

In 2009, the Compensation Committee determined that, for any executive who becomes an officer of the Company on or after January 1, 2010, his or her Severance Agreement will provide benefits as described above except that, the lump sum payment will be equal to two times the sum of his or her annual salary and target performance-based variable compensation award and would not include any reimbursement for the excise tax imposed by Section 4999 of the Internal Revenue Code and corresponding income tax liabilities associated with payment of the excise tax. Mr. Telesz was first hired by the Company in April of 2010 and has such a Severance Agreement.

General Assumptions

Set forth below after the table are narrative descriptions of payments and/or benefits that would have been provided, if any, related to each employment termination event or a change-in-control on December 31, 2011. Also discussed is the basis upon which the payments and/or benefits were calculated. Except as noted below, these amounts are the incremental or enhanced amounts that a NEO may have received that are greater than those that the Company would have provided to employees generally under the same circumstances. They are estimates only and are based on various assumptions discussed below. The actual amounts that would be paid or the benefits that would be provided can be determined only at the time that each event occurs.

The table and the narrative discussion below assume that (i) each NEO’s employment terminated on December 31, 2011 due in turn, to each termination event, including termination within two years after a change-in-control, as contemplated by the Severance Agreements; (ii) a change-in-control occurred on December 31, 2011 under the terms of various plans and agreements unrelated to the Severance Agreements, regardless of a termination of employment; and (iii) values related to outstanding Long-Term Incentive stock awards reflect the market value of the Company’s common stock of $106.90 per share, which was the closing price on the NYSE as of December 30, 2011, the last trading day of 2011.

2011 Amounts Potentially Payable Upon Termination

Name	Termination Event	Severance Benefits ($)	Other Post- Termination Benefits ($)	Deferred Compensation Payout ($)	Performance- Based Variable ompensation Payments ($)	Long-term Incentive Awards ($)	Retirement Benefit Enhancements ($)	Excise Tax Gross-up Payment/ Withholding ($)	Total for each Termination Event ($)
Stephen F. Angel	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	0	0	0	0	25,206,790	19,887,000	0	45,093,790
	Change-in-Control	8,352,000	27,101	0	1,603,000	25,206,790	23,290,000	11,203,461	69,682,352
James S. Sawyer	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	0	0	0	0	6,986,639	0	0	6,986,639
	Change-in-Control	3,391,500	43,911	0	531,000	6,986,639	3,322,000	0	14,275,050
Ricardo S. Malfitano	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	0	0	0	0	7,131,162	0	0	7,131,162
	Change-in-Control	3,656,250	23,019	0	589,000	7,131,162	1,465,000	0	12,864,431
Scott E. Telesz	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	0	0	0	0	2,839,710	0	0	2,839,710
	Change-in-Control	1,961,000	26,762	0	447,313	2,839,710	251,440	(879,911)	4,646,314
Eduardo F. Menezes	Voluntary or Involuntary for Cause	0	0	0	0	0	0	0	0
	Involuntary	0	0	0	0	3,305,036	0	0	3,305,036
	Change-in-Control	2,565,000	27,308	0	370,000	3,305,036	2,843,000	2,835,042	11,945,386

Severance Benefits

Under the Company’s generally applicable Severance Plan, if employment terminates for certain reasons, employees are generally eligible for severance benefits of up to a maximum of 26 weeks of base pay, depending on their completed years of service. NEOs are eligible for such severance benefits which are determined in the same manner as determined for all other eligible employees. Any other post-termination severance benefits for NEOs that would have been greater than those generally available to all employees are described below.

Change-in-Control.   Each NEO has a Severance Agreement with the Company as described above. These agreements provide a formula for determining the severance benefit due to NEOs for a termination of employment in connection with a change-in-control in lieu of benefits payable under the Company’s Severance Plan. Under the Severance Agreements, NEOs would have received the amounts shown in the table.

Other Post-Termination Benefits

The Company provides standard benefits that are generally available to all employees, including group health and dental insurance, group life insurance and long-term disability benefits. Any post-termination benefits for NEOs that would be greater than those generally available to all employees are described below under the caption “Change-in-Control”.

Voluntary Termination, Involuntary-for-Cause Termination, and Involuntary Termination.   The Company currently provides retiree medical benefits to employees who meet certain requirements at the time of their termination. NEO benefits under these termination circumstances are no greater than those provided to employees generally, therefore no amounts are reported in the above table.

Change-in-Control.   Under the Severance Agreements, NEOs are entitled to continued life, accident and health insurance for two years. If a NEO is re-employed and his new employer provides comparable or better medical coverage at no cost to the NEO, then the Company would not provide the continued coverage. The above table shows the estimated value of all of these benefits.

Deferred Compensation Payout

Each NEO’s accrued balance in his Compensation Deferral Program account is payable in accordance with his payout election, as described under the “Nonqualified Deferred Compensation” table above. Under the Compensation Deferral Program, the payout of deferred balances is accelerated upon a change-in-control. There is no value calculated for this acceleration as a NEO would simply receive sooner than the time he had originally elected the amount of compensation already earned but deferred.

Annual Performance-Based Variable Compensation Payments

Annual performance-based variable compensation awards that NEOs may receive are entirely at the discretion of the Board’s Compensation Committee. It is speculative whether the Compensation Committee would have made such awards for 2011 if a NEO’s employment terminated under the Voluntary Termination, Involuntary-for-Cause Termination, or the Involuntary Termination events on or before December 31, 2011. If the Compensation Committee had made such awards for 2011, it is also speculative how the amounts might have related to the amounts set forth in the “Grants of Plan-Based Awards” table in the “Estimated Possible Payouts Under Non-equity Incentive Plan Awards” columns. For a change-in-control, the Severance Agreements provide a formula for determining the accrued annual performance-based variable compensation payment due to a NEO. The amounts shown in the above table are based on the NEO’s target annual performance-based variable compensation award for 2011 (expressed as a percent of salary for that year) times current base salary.

Equity Awards

Each NEO has outstanding Long Term Incentive Awards granted under the 2009 Plan or prior equity plans. See the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” tables above, and the material terms of stock options, performance share units, and restricted stock unit grants described in the “Equity Awards” section of the CD&A. In certain termination events, or upon a change-in-control, there would be an acceleration of vesting of restricted stock units, performance share units and/or stock options. For purposes of this disclosure, values are attributed solely to this acceleration, as described below.

Voluntary Termination, or Involuntary-for-Cause Termination.   If a NEO voluntarily terminates his employment or the Company terminates his employment for cause, his unexercised stock options and unvested performance share and restricted stock unit awards will be immediately forfeited. However, if a NEO voluntarily terminates after the first anniversary of the grant date and satisfies the specified age and service requirements described above, his unvested stock options will continue to vest at the time set forth in the grant agreement, and any unvested performance share units will continue to vest in the ordinary course if the applicable performance criteria are satisfied. No acceleration of the exercisability of any stock option, or vesting of a restricted stock or performance share unit award, occurs and, therefore, no value is attributed to these awards under these termination events.

Involuntary Termination or Change-in-Control.

All stock option and restricted stock and performance share unit awards immediately vest upon a NEO’s death with performance share unit awards being paid out at target. In the event a NEO terminates employment by reason of disability, stock options continue to become vested at the times set forth in the grant agreement, restricted stock unit awards immediately vest and performance share unit awards are immediately paid out at target.

If the Company terminates a NEO’s employment other than for cause prior to the first anniversary of the grant, unvested stock option and performance share unit awards are immediately forfeited. If such termination occurs after the first anniversary of the grant date, stock options continue to become exercisable at the times set forth in the grant agreement and the performance share units will continue to vest in the ordinary course if the applicable performance criteria are satisfied. Restricted stock unit awards become immediately vested upon a NEO’s termination by the Company other than for cause, regardless of the time elapsed since their grant date.

Upon a change-in-control, all performance share units become immediately vested and are paid out at the target number of shares (a prorated payout will be made if the change-in-control occurs before the first anniversary of the grant date), and stock option and restricted stock unit awards immediately vest unless a replacement award of equal value is provided. The table above assumes no replacement awards are made.

Notwithstanding the above, the restricted stock unit award made to Mr. Telesz in connection with his hire in 2010 will immediately vest only upon his termination of employment by reason of death or disability or in connection with a change-in-control.

The option acceleration value shown in the above table is determined by the difference between the exercise price of the accelerated options and the per share price of the Company’s common stock times the number of the accelerated option shares. The acceleration values of the performance share and restricted stock unit awards is determined as the per share price of the Company’s common stock times the number of shares subject to the award (target number of shares for performance share units).

Retirement Benefit Enhancements

The Pension Program benefits for each NEO are discussed as part of the “Pension Benefits” table No enhanced benefits would be payable under the Pension Program that are not otherwise included in the Pension Benefits table.

Voluntary Termination, Involuntary-for-Cause Termination, and Involuntary Termination.   As shown in the above table, except for Mr. Angel, NEOs would not be entitled to any additional or enhanced benefit under these termination events, but any vested benefit would be preserved and would become payable under the Pension Program at such time as the NEOs would otherwise become eligible for pension payments. If Mr. Angel is terminated involuntarily other than for cause, he will be entitled to the additional years of credit service as described in footnote (3) to the “Pension Benefits” table. The amount shown in the above table is the value of such additional years of credit service that is not included in the Pension Benefits table values.

Change-in-Control.   The Severance Agreements do not provide for the crediting of years of service or similar enhanced benefits that would be payable under the Pension Program itself. Instead, the Severance Agreements provide for lump sum payments equal to the incremental value of three additional years of age and service credited under the Pension Program for NEOs participating in the Pension Program Traditional Design. Mr. Angel also would be entitled to the additional years of service credit described in footnote (3) to the “Pension Benefits” table above. For Mr. Telesz, the only NEO participating in the Pension Program Account-Based Design, the Severance Agreement provides for a lump sum payment equal to 8% of his pension eligible compensation (determined without reference to any applicable Internal Revenue Code limits) to duplicate 2 years of Company contributions under the Pension Program Account-Based Design.

Excise Tax Gross-Up Payment

Under the Severance Agreements, the Company would reimburse NEOs, other than Mr. Telesz, for amounts they owed under Section 4999 of the Internal Revenue Code due to their receipt of excess “parachute” payments, as well as for all taxes due in connection with such reimbursements. If the aggregate present value of the benefits provided to a NEO, other than Mr. Telesz, in connection with a change-in-control does not exceed 105% of the threshold amount at which such payments become an “excess parachute payment” resulting in the excise tax, the Company would reduce the benefits payable to the NEO to the extent necessary to avoid such excise tax. The excise tax reimbursements apply only to the Change-in-Control termination event under the Severance Agreements.

Mr. Telesz first became an officer in April 2010 and is covered by the revised Severance Agreement described above. This Severance Agreement does not provide for the reimbursement of any taxes owed under Section 4999 of the Internal Revenue Code in connection with the receipt of an excess parachute payment. Rather, the total benefits payable to Mr. Telesz under the Severance Agreement in connection with a change-in-control are to be reduced to the extent necessary to avoid the imposition of the Section 4999 excise tax where the effect of such reduction would be to place him in a better after-tax economic position than he would have been in had no such reduction been made.

DIRECTOR COMPENSATION

Director Compensation Program.   The Company paid the amounts reported in the 2011 Director Compensation table below pursuant to its director compensation program in effect for 2011. The Company does not pay any director who is a Company employee (Mr. Angel in 2011) for serving as a member of the Board of Directors or any committee of the Board of Directors. The Governance & Nominating Committee of the Board determines non-management director compensation consistent with the Directors’ Compensation principles set forth in the Corporate Governance Guidelines. The director compensation program in effect for 2011 is described below.

Cash Compensation.

•	A $90,000 annual retainer paid quarterly.

•	An additional $10,000 annual retainer paid quarterly to each chairman of a Board committee ($20,000 for the chairman of the Audit Committee).

•	An additional $20,000 annual retainer paid quarterly to the Executive Session Presiding Director.

Equity Compensation.   Each active non-management director participates in the 2009 Plan that was amended in April 2010 with shareholder approval to permit their participation. The plan allows for grants of stock options, restricted stock, unrestricted stock, and restricted stock units or any combination thereof, as the Governance & Nominating Committee determines. The Committee may make an annual equity grant under the 2009 Plan to each non-management director having a value up to an amount set by the Board. For 2011, the Board set this amount at $130,000.

The Governance & Nominating Committee selected restricted stock units as the sole form of equity for the 2011 grant. The restricted stock units are fully vested (non-forfeitable) after one-year from the date of grant, and will be forfeited if a director’s service on the Board terminates for any reason before the one year anniversary of the grant. Restricted stock units will be paid out two years after the vesting date unless a director further defers the payout. The number of restricted stock units granted so as to deliver the $130,000 value as of the April 26, 2011 grant date was based upon the average of the closing prices of the Company’s stock for the 200 trading days prior to April 1, 2011. Because the closing price of the Company’s stock on April 26, 2011 was higher than this 200-day average, the full grant date fair market value of the restricted stock units granted on April 26, 2011 and reported in the 2011 Director Compensation Table below was $154,719.

Fees Deferral Plan.   Under the Directors’ Fees Deferral Plan, non-management directors may, before the beginning of a calendar year, elect to defer to a later date payment of some or all of the cash fees that may be earned in the upcoming year. A director fixes this deferred payment date when making a deferral election. A director also chooses whether the deferred fees will earn amounts based upon a “Cash Account”, or a “Stock Unit Account.” The Cash Account earns interest at the prime rate, while the value of the Stock Unit Account tracks the market price of the Company’s common stock. Stock Unit Accounts are also credited with additional stock units whenever dividends are paid on the Company’s common stock. Dividends are credited at the same rate as they are paid to all shareholders. Stock units provide directors the economic equivalent of owning the Company’s stock, except that the units may not be transferred or sold and they do not provide any voting or other shareholder rights. The “Cash Account” is paid to the director in cash on the designated payment date. The “Stock Unit Account” is paid in shares of Company common stock.

Expenses.   The Company pays or reimburses directors for travel, lodging and related expenses incurred in connection with attending board and committee meetings, the Annual Meeting and other Company business-related events (including the expenses related to the attendance of spouses if they are specifically invited for appropriate business purposes), and may provide use of Company chartered aircraft. From time to time, the Company may reimburse a director’s expenses for his/her participation in third party-supplied continuing education related to the director’s board or committee service.

This table shows (i) the fees that the Company’s non-management directors earned in 2011, and (ii) other amounts disclosed as “All Other Compensation.”

2011 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation ($)(5)	Total ($)
Oscar Bernardes	90,000	154,719	0	0	0	0	244,719
Nance K. Dicciani	90,000	154,719	0	0	0	7,500	252,219
Edward G. Galante	90,000	154,719	0	0	0	7,500	252,219
Claire W. Gargalli	120,000	154,719	0	0	0	7,500	282,219
Ira D. Hall	100,000	154,719	0	0	0	5,000	259,719
Raymond W. LeBoeuf	110,000	154,719	0	0	0	7,500	272,219
Larry D. McVay	90,000	154,719	0	0	0	3,000	247,719
Wayne T. Smith	100,000	154,719	0	0	0	7,500	262,219
Robert L. Wood	90,000	154,719	0	0	0	0	244,719

(1)   Certain non-management directors elected to defer some or all of their cash retainers earned in 2011 pursuant to the Directors’ Fees Deferral Plan described above. Any deferred amounts are included in this column. deferred

(2) Full grant date fair value of restricted stock units granted to each director on April 26, 2011 as determined under accounting standards related to shared-based compensation.

(3)   At December 31, 2011, the non-management directors had the following outstanding stock option awards, some of which were not fully or partially vested: Oscar Bernardes 0 shares; Nance K. Dicciani, 6,146 shares; Edward G. Galante, 9,025 shares; Claire W. Gargalli, 27,930 shares; Ira D. Hall, 27,930 shares; Raymond W. LeBoeuf, 32,930 shares; Larry D. McVay, 8,485 shares; Wayne T. Smith, 5,419 shares; and Robert L. Wood, 22,655 shares.

(4)   Some non-management directors defer cash fees pursuant to the Directors’ Fees Deferral Plan and/or have balances from previous deferrals. As none of the earnings on these deferred amounts is above-market or otherwise preferential, no amounts are included in this column.

(5)   Amounts in this column do not represent compensation paid to the directors. These amounts are the Company’s 2011 matching contributions for the director’s charitable donations to educational institutions. SEC rules require disclosure of these amounts in this table. In 2011, Praxair Foundation matched personal donations to eligible educational institutions, up to a $7,500 maximum per year per donor. This matching gift program is available to Company employees and non-management directors on the same basis.

MISCELLANEOUS

Shareholder Proposals for the 2013 Annual Meeting

In order to be included in Praxair’s proxy statement and form of proxy, proposals of shareholders intended to be presented at Praxair’s 2013 annual meeting of shareholders must be received in writing at Praxair’s principal executive offices by November 16, 2012. Otherwise, in order for a shareholder to bring other business before that shareholder meeting, Praxair’s Certificate of Incorporation requires that proper written notice be received by Praxair on or before February 23, 2013. Shareholder proposals or related written notices must be delivered by mail addressed to the Corporate Secretary, Praxair, Inc., 39 Old Ridgebury Road, M-1, Danbury, CT 06810-5113.

Annual Reports

Shareholders of record on March 1, 2012 should have received either (1) a notice that Praxair’s 2011 Form 10-K and Annual Report is available on the Internet or (2) a printed copy of both this Proxy Statement and the 2011 Form 10-K and Annual Report. If you have received a printed copy of this Proxy Statement without the 2011 Form 10-K and Annual Report, please write to Investor Relations at the address below and a copy will be sent to you.

A COPY OF PRAXAIR’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011 IS AVAILABLE TO EACH HOLDER OR BENEFICIAL OWNER OF PRAXAIR’S COMMON STOCK AS OF MARCH 1, 2012. THIS REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, PRAXAIR, INC., 39 OLD RIDGEBURY ROAD, M-2, DANBURY, CT 06810-5113.

Cost of Proxy Solicitation

The entire cost of soliciting proxies will be borne by Praxair including the expense of preparing, printing and mailing this Proxy Statement. Solicitation costs include payments to brokerage firms and others for forwarding solicitation materials to beneficial owners of Praxair’s stock and reimbursement of out-of-pocket costs incurred for any follow up mailings. Praxair also has engaged Morrow & Co., LLC to assist in the solicitation of proxies from shareholders at a fee of $8,000 plus reimbursement of out-of-pocket expenses. In addition to use of the mail, proxies may be solicited personally or by telephone by employees of Praxair without additional compensation, as well as by employees of Morrow & Co., LLC.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES T. BREEDLOVE,
Senior Vice President, General Counsel & Secretary

March 14, 2012

YOU ARE URGED TO PROMPTLY COMPLETE AND SUBMIT YOUR PROXY

APPENDIX 1: EXCERPTS OF RELEVANT PORTIONS OF THE

RESTATED CERTIFICATE OF INCORPORATION OF

PRAXAIR, INC.

TO REFLECT PROPOSED AMENDMENTS DESCRIBED UNDER ITEM 2 OF THIS PROXY STATEMENT

The following is marked to show the proposed amendments to Articles V and VI with deletions indicated by strikeouts and additions indicated by underlining.

ARTICLE V

BOARD OF DIRECTORS

A. Number, Tenure and Qualifications of Directors; Removal.

1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than three. Each director who is serving as a director as of the date of this Amended and Restated Certificate of Incorporation shall hold office until the expiration of the term for which he or she has been elected and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each annual meeting of stockholders after the date of this Amended and Restated Certificate of Incorporation, each director who does not have a continuing term as provided in the foregoing sentence (and each director for whom a continuing term has expired) shall be elected and shall hold office until the annual meeting next succeeding his or her election and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

2. Any director, or the entire Board of Directors, may be removed from office with or without cause but only by the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as defined in Article VII, Section C), voting together as one class; provided, however, that if a proposal to remove a director is made by or on behalf of an Interested Person (as defined in Article VII, Section C) or a director who is not an Independent Director (as defined in Article VII, Section C), then such removal shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as one class, excluding Voting Stock beneficially owned by such Interested Person.

1-1

3. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, as amended.

B. Additional Authority of Board. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

1. To make, alter, amend or repeal the By-laws of the Corporation. The holders of shares of Voting Stock shall, to the extent such power is at the time conferred on them by applicable law, also have the power to make, alter, amend or repeal the By-laws of the Corporation, provided that any proposal by or on behalf of an Interested Person or a director who is not an Independent Director to make, alter, amend or repeal the By-laws shall require approval by the affirmative vote described in Article VII, Section A, unless either (a) such action has been approved by a majority of the Board of Directors prior to such Interested Person first becoming an Interested Person or (b) prior to such Interested Person first becoming an Interested Person, a majority of the Board of Directors has approved such Interested Person becoming an Interested Person and, subsequently, a majority of the Independent Directors has approved such action.

2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

4. By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Amended and Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Article IV hereof, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or By-laws expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

1-2

5. When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

C. In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the long-term as well as the short-term interests of the Corporation and its stockholders (including the possibility that these interests may be best served by the continued independence of the Corporation), customers, employees and other constituencies of the Corporation and its subsidiaries, including the effect upon communities in which the Corporation and its subsidiaries do business. In so evaluating any such determination, the Board of Directors shall be deemed to be performing their duties and acting in good faith and in the best interests of the Corporation within the meaning of Section 145 of the General Corporation Law of the State of Delaware, or any successor provision.

D. Nomination and Election of Directors. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding-up, nominations for the election of directors may be made by the Board of Directors or a committee or person appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only pursuant to the Corporation’s notice of such meeting or if written notice of such stockholder’s intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than sixty nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs. ~~For purposes of calculating the first such notice period following adoption of this Restated Certificate of Incorporation, the first anniversary of the 1992 annual meeting shall be deemed to be May 15, 1993~~. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Corporation which are beneficially owned by such stockholder and the person to be nominated as of the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder’s notice; (e) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of the stockholder with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes

1-3

in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of the stockholder, and if so, a summary of the material terms thereof; (f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (~~f~~g) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed director nominee to furnish such other information as it may reasonably require to comply with applicable law and to determine the eligibility of such proposed nominee to serve as a director of the Corporation and whether such proposed nominee would be considered independent as a director or as a member of the audit or any other committee of the Board of Directors under the various rules and standards applicable to the Corporation.

~~In addition, in the event the Corporation~~ In the event that the Secretary is required to call a special meeting of stockholders pursuant to Article VI, Section A, and the related provisions of the By-laws, a stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting to the extent contemplated by Article VI, Section A and such provisions of the By-laws.

In the event that the Board of Directors calls a special meeting of stockholders for the purpose of electing one or more directors, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting only pursuant to the Corporation’s notice of meeting or if written notice of such stockholder’s intent to make such nomination or nominations, setting forth the information and complying with the form described in the immediately preceding paragraph, has been received by the Secretary of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of (i) the sixtieth day prior to such special meeting or (ii) the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure thereof was made by the Corporation, whichever comes first.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article V, Section D. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article V, Section D, and if he or she should so determine, the defective nomination shall be disregarded.

Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

ARTICLE VI

STOCKHOLDERS

A. Meetings of Stockholders; Books. Meetings of the stockholders may be held at such date, time and place either within or without the State of Delaware, as the By-laws may provide. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by a consent in writing by any such holders. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding-up, special meetings of the stockholders of the Corporation may be called by, but only by, (a) the Board of Directors of the

1-4

Corporation at any time pursuant to a resolution approved by a majority of the entire Board of Directors~~.~~ or (b) as and to the extent required by the By-laws of the Corporation, by the Secretary of the Corporation upon the written request of the holders of record of not less than twenty-five percent (25%) of the voting power of all outstanding shares of Common Stock of the Corporation that have owned such shares continuously for a period of at least one year, with such voting power and ownership to be calculated and determined in the manner specified, and with any limitations as may be set forth, in the Corporation’s By-laws. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

Except as otherwise required by law, by this Amended and Restated Certificate of Incorporation, or, with respect to the vote required for the election of directors, by the By-~~L~~laws of the Corporation, the holders of not less than a majority in voting power of the shares entitled to vote at any meeting of stockholders, present in person or by proxy, shall constitute a quorum, and the act of the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on the subject matter shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting, the presiding officer may adjourn the meeting to another place, date or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with one-third (  1/3) in voting power of the shares entitled to vote thereat constituting a quorum, then except as otherwise required by law, one-third ( 1/3) in voting power of the shares entitled to vote at such adjourned meeting, present in person or by proxy, shall constitute a quorum, and, except as otherwise required by law, by this Amended and Restated Certificate of Incorporation, or, with respect to the vote required for the election of directors, by the By-~~L~~laws of the Corporation, all matters shall be determined by the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on the subject matter.

B. Proposals of Stockholders. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be received not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever first occurs. ~~For purposes of calculating the first such notice period following adoption of this Restated Certificate of Incorporation, the first anniversary of the 1992 annual meeting shall be deemed to be May 15,1993.~~ Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting~~.~~ (other than a nomination for election as a director, which shall be governed by the requirements of Article V, Section D): (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder ~~and (d) any material interest of the stockholder in such business,~~ (d) whether and the extent to which any hedging, derivative or other transaction is in

1-5

place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of the stockholder with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of the stockholder, and if so, a summary of the material terms thereof, and (e) any material interest of the stockholder in such business. To be properly brought before a special meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or by the Secretary of the Corporation pursuant to the applicable provisions of the By-laws or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors.

No business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Article VI, Section B. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article VI, Section B, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1-6

APPENDIX 2

EXCERPTS OF RELEVANT PORTIONS OF THE

AMENDED AND RESTATED BYLAWS OF

PRAXAIR, INC.

TO REFLECT PROPOSED AMENDMENTS DESCRIBED UNDER ITEM 2 OF THIS PROXY STATEMENT

The following is marked to show the proposed amendments to Article I that have been approved by the Board, but are conditioned upon, and would take effect concurrently with, the effectiveness of the related amendment to our Restated Certificate of Incorporation pursuant to Item 2, with deletions indicated by strikeouts and additions indicated by underlining.

AMENDED AND RESTATED

BY-LAWS

OF

PRAXAIR, INC.

ARTICLE I

Stockholders

SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

SECTION 2. Special Meetings. (a) Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors may designate in accordance with this Section 2. Special meetings of stockholders may be called by, but only by, (i) the Board of Directors of the Corporation at any time pursuant to a resolution approved by a majority of the entire Board of Directors or (ii) solely to the extent required by Section 2(b), the Secretary of the Corporation.

(b) A special meeting of the stockholders shall be called by the Secretary upon the written request of the holders of record of not less than twenty-five percent (25%) of the voting power of all outstanding shares of common stock of the Corporation (the “Requisite Percent”) that have owned such shares, of record or beneficially, continuously for a period of at least one year, subject to the following:

(1) In order for a special meeting upon stockholder request (a “Stockholder Requested Special Meeting”) to be called by the Secretary, a written request for a special meeting (the “Special Meeting Request”) stating the purpose of the special meeting and the matters proposed to be acted upon thereat must be signed and dated by the Requisite Percent of record holders of common stock of the Corporation (or their duly authorized agents), must be delivered to the Secretary at the principal executive offices of the Corporation and must set forth:

(i) in the case of any director nominations proposed to be presented at such Stockholder Requested Special Meeting, the information required by the first paragraph of Section D of Article V of the Amended and Restated Certificate of Incorporation;

2-1

(ii) in the case of any matter (other than a director nomination) proposed to be conducted at such Stockholder Requested Special Meeting, the information required by the first paragraph of Section B of Article VI of the Amended and Restated Certificate of Incorporation; and

(iii) an agreement by the requesting stockholder(s) to notify the Corporation immediately in the case of any disposition prior to the record date for the Stockholder Requested Special Meeting of common stock of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percent has been reached.

The Corporation will provide the requesting stockholder(s) with notice of the record date for the determination of stockholders entitled to vote at the Stockholder Requested Special Meeting. Each requesting stockholder is required to update the notice delivered pursuant to this Section not later than ten (10) calendar days after such record date to provide any material changes in the foregoing information as of such record date.

Any requesting stockholder may revoke the Special Meeting Request as it pertains to the stock owned by such stockholder at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If, following any such revocations (and any deemed revocations pursuant to clause (iii) above), the non-revoking stockholders are record owners in the aggregate of less than the Requisite Percent, there shall be no requirement to hold a special meeting. The date on which the Special Meeting Request shall have been delivered to the Corporation is referred to herein as the “Request Receipt Date”.

(2) A Special Meeting Request shall not be valid with respect to a requesting stockholder, and such stockholder’s shares of Common Stock shall be disregarded in determining if the Requisite Percent has been reached, unless such stockholder is the holder of record of such shares on the Request Receipt Date and either (a) such stockholder has been the holder of record of such shares continuously for a one-year period prior to the Request Receipt Date or (b) the Special Meeting Request is accompanied by evidence of such stockholder’s continuous beneficial ownership (as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934) of such shares for such one-year period from one or more securities intermediaries in a form acceptable to the Board of Directors or its delegee, acting in good faith.

(3) A Special Meeting Request shall not be valid if:

(i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;

(ii) the Request Receipt Date is during the period commencing ninety (90) calendar days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting;

(iii) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) was presented at any meeting of stockholders held within one hundred and twenty (120) calendar days prior to the Request Receipt Date (and for purposes of this clause (iii), the nomination, election or removal of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors);

2-2

(iv) a Similar Item is included in the Corporation’s notice as an item of business to be brought before an annual or special stockholder meeting that has been called but not yet held or that is called for a date within ninety (90) calendar days of the Request Receipt Date; or

(v) the Special Meeting Request was made in a manner that involved a violation of Section 14A under the Securities Exchange Act of 1934 or other applicable law.

(4) A Stockholder Requested Special Meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the Stockholder Requested Special Meeting shall be called for a date not more than ninety (90) calendar days after the Request Receipt Date.

(5) Business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percent of record holders and (ii) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the meeting. If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(6) For the avoidance of doubt, nothing herein shall be deemed to entitle any stockholder to the reimbursement of expenses for soliciting proxies or any other expenses incurred by such stockholder in connection with any stockholder meeting, which expenses shall be borne by such stockholder and not by the Corporation.

SECTION 3. Notice of Meetings. Except as otherwise provided in these By-Laws or by law, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at such stockholder’s address as it appears on the records of the Corporation. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

SECTION 4. Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

SECTION 5. Organization. The Chairman shall act as chairman of all meetings of the stockholders. In the absence of the Chairman, the President or, in his or her absence, any Vice Chairman or Vice President designated by the Board of Directors or, in the absence of any such officer, any person designated by the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall act as chairman of the meeting.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten (10) calendar days

2-3

before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, for the ten (10) calendar days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

SECTION 6. Voting; Required Votes. Except as otherwise provided in the Amended and Restated Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation, each Director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of Directors at which a quorum is present, provided that the Directors shall be elected by a plurality of the votes cast (instead of by votes cast for or against a nominee) at any meeting (including, without limitation, a special meeting called by the Secretary pursuant to Section 2(b)) at which a quorum is present if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement relating to such meeting (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected. ~~Whenever any corporate action other than the election of Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.~~ Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

SECTION 7. Procedure. At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, he or she may:

(a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman;

(b) restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

(c) establish seating arrangements;

(d) adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

(e) make rules governing speeches and debate including time limits and access to microphones.

2-4

The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

SECTION 8. Inspectors. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated by the Board as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

2-5

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Praxair, Inc.

for the Annual Meeting of Shareholders on April 24, 2012

I (we) hereby authorize James S. Sawyer and James T. Breedlove, or either of them, and each with the power to appoint his substitute, to vote as Proxy for me (us) at the Annual Meeting of Shareholders of Praxair, Inc. to be held at The Ritz-Carlton, Westchester Hotel, Three Renaissance Square, White Plains, NY on April 24, 2012 at 11:00 A.M., or any adjournment or postponement thereof, the number of shares of common stock of Praxair, Inc. which I (we) would be entitled to vote if personally present. The proxies shall vote such shares as directed on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. I (we) revoke all proxies heretofore given to vote at the Annual Meeting.

If I (we) properly sign and return this proxy card, my (our) shares will be voted as I (we) specify on each Proposal. If I (we) do not specify a choice on one or more Proposals, the proxies will vote my (our) shares as the Board of Directors recommends on each such Proposal.

For Participants in the Praxair Retirement Savings Plan, the Praxair Distribution, Inc. 401(k) Retirement Plan, the Savings Program for Employees of Praxair Puerto Rico, BV or the Dow Chemical Company Employee Savings Plans: As to those shares of Praxair, Inc. common stock, if any, that are held for me in the aforementioned Savings Plans, I instruct the Trustee of the applicable Savings Plan to vote my shares as I have directed on the reverse side of this proxy card. Where I do not specify a choice, my shares will be voted in the same proportion as the trustee votes the shares for which it receives instructions.

PRAXAIR, INC.

(Continued, and to be marked, dated and signed, on the other side)

ä            FOLD AND DETACH HERE            ä

ANNUAL MEETING OF SHAREHOLDERS — April 24, 2012 AT 11:00 A.M.

THE RITZ-CARLTON, WESTCHESTER HOTEL – WHITE PLAINS, NY

IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE NOTE:

*       Only shareholders, and the invited guests of Praxair, will be granted admission to the Annual Meeting.

*       To assure admittance:

–       If you hold shares of Praxair, Inc. common stock through a broker, bank or other nominee, please bring a copy of your broker, bank or nominee statement evidencing your ownership of Praxair common stock as of the March 1, 2012 record date

–       Please bring a photo ID, if you hold shares of record as of March 1, 2012, including shares in certificate or book form or in the Praxair, Inc. Dividend Reinvestment and Stock Purchase Plan (“DRISP”)

–       Please bring your Praxair ID if you are an employee shareholder

*       The Annual Meeting will start promptly at 11:00 A.M. on Tuesday, April 24, 2012.

From North of White Plains: ▶ (show details) Take the Taconic State Parkway South. Continue on the Sprain Brook Parkway South (signs for New York City/Sprain Parkway). Take the exit on the left onto Cross Westchester Expressway/I-287 E toward White Plains. Take exit 5 for RT-100 S/RT-119 E toward White Plains. Merge onto RT-100 S/RT-119 S/Tarrytown Road/White Plains Road. Continue to follow RT-119 S as it becomes Main Street. Turn left on Renaissance Square to arrive at the hotel.

From South of White Plains: ▶ (show details) Head north on Post Road/RT-22/White Plains Road toward Drake Road. Continue to follow Post Road/RT-22. Turn left at Court Street. Court Street turns into Renaissance Square, where hotel is located.

-or-

Take the Hutchinson River Parkway North to Exit 23N- Mamaroneck Avenue toward White Plains. Take Mamaroneck Avenue approximately 4 miles to Martine Avenue. Turn left on Martine Avenue and make the first right turn onto Court Street. Court Street turns into Renaissance Square, where the hotel is located.

From Connecticut: ▶ (show details) Take I-95 S toward New York City; entering New York. Take exit 21 to merge onto Cross Westchester Expressway/I-287 W toward White Plains/Tappan Zee Bridge. Take exit 8 to merge onto Westchester Avenue toward White Plains/Westchester Mall Pl. Turn left at S Broadway/RT-22 S. Make a slight right turn at Martine Avenue. Turn right at Court Street. Court Street turns into Renaissance Square, where the hotel is located.

BY MARKING THIS CARD, YOU ARE VOTING ALL SHARES OF YOUR PRAXAIR COMMON STOCK INCLUDING THOSE HELD IN THE SAVINGS PLAN(S).	Vote MUST be indicated (X) in Black or Blue Ink	☒

1. Election of Directors.				With-			For	Against	Abstain
The Board of Directors recommends a vote “FOR” the nominees listed below			For All	Hold All	For All Except	4. To vote upon a shareholder proposal regarding electioneering policies and contributions.	☐	☐	☐
	Nominees: (01) Stephen F. Angel	(06) Claire W. Gargalli (07) Ira D. Hall	☐	☐	☐	5. To ratify the appointment of the Independent Auditor	☐	☐	☐
	(02) Oscar Bernardes	(08) Raymond W. LeBoeuf
	(03) Bret K. Clayton	(09) Larry D. McVay
	(04) Nance K. Dicciani	(10) Wayne T. Smith				6. In their discretion, the Proxies are authorized to vote upon	☐	☐	☐
	(05) Edward G. Galante	(11) Robert L. Wood				such other business as may properly come before the meeting
or any adjournment or postponement thereof.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box and write that nominee’s name in the space provided below. Such a mark will be deemed a vote “FOR” all nominees other than those listed as exceptions.)
Exceptions:
The Board of Directors recommends that you vote for “FOR” PROPOSALS 2, 3 and 5 and “AGAINST” PROPOSAL 4:						Check here if you			☐
			For	Against	Abstain	Consent to future electronic delivery of the Annual Report/Proxy Statement (see explanation in the Proxy Statement)
2.	To approve amendments to Praxair’s Restated Certificate of Incorporation to permit shareholders to call special meetings of shareholders.		☐	☐	☐
			For	Against	Abstain
3.	To approve, on an advisory and non-binding basis, the compensation of Praxair’s Named Executive Officers as disclosed in the 2012 Proxy Statement.		☐	☐	☐	Check here if you			☐

Have written comments or change of address on this card

Please be sure to sign and date this Proxy in the box below.	Date
Stockholder sign above Co-holder (if any) sign above		Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.

+	* * * IF YOU WISH TO VOTE BY INTERNET OR TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW * * *	+

ã        FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL        ã

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote: 1. By Mail; or 2. By Telephone (using a Touch-Tone Phone); or 3. By Internet.
Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 A.M. Eastern Time, April 24 2012 1-866-804-4754

Vote by Internet Prior to 3 A.M. Eastern Time, April 24, 2012, go to http://www.rtcoproxy.com/PX	A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 A.M. Eastern Time, April 24, 2012. It is not necessary to return this proxy if you vote by telephone or Internet.

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 24, 2012:

THE PROXY STATEMENT AND 2011 FORM 10-K AND ANNUAL REPORT ARE NOW AVAILABLE FOR VIEWING AND DOWNLOADING AT:

2011 Form 10-K and Annual Report: www.praxair.com/annualreport

2012 Notice of Meeting and Proxy Statement: www.praxair.com/proxy

Save Praxair future postage and printing expense by consenting to receive future annual reports and proxy statements on-line on the Internet. Whether you vote by Internet, by telephone or by mail, you will be given an opportunity to consent to future electronic delivery. See the proxy statement for more information about this option.

Your vote is important!